CREDIT AGREEMENT

among

EVEREST RE GROUP, LTD.,
EVEREST REINSURANCE (BERMUDA), LTD.,
EVEREST INTERNATIONAL REINSURANCE, LTD. and
the other Subsidiary Borrowers Party Hereto,
as Borrowers

THE LENDERS NAMED HEREIN,

and

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

BARCLAYS BANK PLC,
CITIBANK, N.A.,
DEUTSCHE BANK AG NEW YORK BRANCH, and
THE ROYAL BANK OF SCOTLAND PLC,
As Documentation Agents

$750,000,000 Senior Credit Facilities

Sole Lead Arranger and Book Manager:
WACHOVIA CAPITAL MARKETS, LLC

Dated as of December 8, 2004

TABLE OF CONTENTS

                                                                                         Page

RECITALS                                                                                    1

                                                     ARTICLE I

                                                    DEFINITIONS

                                                    ARTICLE II

                                          AMOUNT AND TERMS OF THE CREDIT

                                                    ARTICLE III

                                                 LETTERS OF CREDIT

i

                                                    ARTICLE IV

                                               CONDITIONS PRECEDENT

4.1      Conditions Precedent to the Closing Date..........................................49
4.2      Conditions Precedent to All Loans and Letters of Credit...........................52

                                                     ARTICLE V

                                          REPRESENTATIONS AND WARRANTIES

                                                    ARTICLE VI

                                               AFFIRMATIVE COVENANTS

                                                    ARTICLE VII

                                                FINANCIAL COVENANTS

7.1      Maximum Consolidated Indebtedness to Total Capitalization.........................65
7.2      Consolidated Net Worth............................................................65

                                                   ARTICLE VIII

                                                NEGATIVE COVENANTS

                                                    ARTICLE IX

                                                 EVENTS OF DEFAULT

                                                     ARTICLE X

                                             THE ADMINISTRATIVE AGENT

                                                    ARTICLE XI

                                                   MISCELLANEOUS

                                                    ARTICLE XII

                                                   THE GUARANTY

EXHIBITS
Exhibit A Exhibit B 1 Exhibit B 2 Exhibit B-3 Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H
Form of Note
Form of Notice of Borrowing
Form of Notice of Conversion/Continuation
Form of Letter of Credit Notice
Form of Compliance Certificate
Form of Assignment and Acceptance
Form of Security Agreement
Form of Collateral Value Report
Form of Joinder Agreement
Form of Assumption Agreement

SCHEDULES
Schedule 1.1(a) Schedule 1.1(b) Schedule 5.4 Schedule 5.7 Schedule 8.3	Commitments and Notice Addresses Collateral Value Licenses Subsidiaries Liens

v

CREDIT AGREEMENT

        THIS CREDIT AGREEMENT, dated as of December 8, 2004, is made among EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda (“Everest Group”), EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda (“Everest Bermuda”), EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda (“Everest International”, and collectively with Everest Group, Everest Bermuda and any other Person that joins this Agreement upon the terms and conditions set forth in Section 11.19, the “Borrowers”), the Lenders (as hereinafter defined) and WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as administrative agent for the Lenders, and BARCLAYS BANK PLC, CITIBANK, N.A., DEUTSCHE BANK AG NEW YORK BRANCH and THE ROYAL BANK OF SCOTLAND PLC, as Documentation Agents for the Lenders.

RECITALS

        The Lenders are willing to make available to the Borrowers the credit facilities provided for herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

        “Account Control Agreements” means, collectively, each control agreement among a Custodian, the Administrative Agent and (respectively) each of the Borrowers, each in form and substance reasonably satisfactory to the Administrative Agent, as amended.

        “Account Designation Letter” shall mean a letter from any Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of such Borrower and in form and substance satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrowers may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

        “Additional Commitment” shall have the meaning given to such term in Section 2.20(c).

        “Additional Lenders” shall have the meaning given to such term in Section 2.20(b).

        “Additional Tranche 1 Lender” shall have the meaning given to such term in Section 2.20(a).

        “Additional Tranche 2 Lender” shall have the meaning given to such term in Section 2.20(b).

        “Adjusted LIBOR Rate” shall mean, at any time with respect to any LIBOR Loan, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans as in effect at such time.

        “Administrative Agent” shall mean Wachovia, in its capacity as Administrative Agent appointed under Article X, and its successors and permitted assigns in such capacity.

        “Administrative Questionnaire” means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

        “Affiliate” shall mean, as to any Person, each other Person that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person “control” shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person.

        “Agreement” shall mean this Credit Agreement, as amended, restated, modified or supplemented from time to time.

        “Annual Statement” shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

        “Applicable Percentage” shall mean, at any time from and after the Closing Date, the applicable percentage (a) to be added to the LIBOR Rate pursuant to Section 2.8 for purposes of determining the Adjusted LIBOR Rate, (b) to be used in calculating the commitment fee payable pursuant to Section 2.9(b), (c) to be used in calculating the utilization fee payable pursuant to Section 2.9(c) and (d) to be used in calculating the letter of credit fee payable pursuant to Section 2.9(d), in each case as determined under the following matrix with reference to Everest Group’s senior unsecured debt rating by Moody’s or Standard & Poor’s (in each case based upon the higher of the two ratings), when available, or, if not available, then with reference to three rating levels below the higher of the financial strength ratings (individual company or pool rating, if applicable) assigned to Everest Bermuda by Standard & Poor’s and Moody’s (the “Financial Strength Rating”):

                 Standard & Poor's /                       Applicable Margin                         Utilization Fee
                 Moody's Rating         -----------------  Percentage for            --------------  Usage > 50%
Level                                   Commitment Fee     LIBOR Loans               Letter of
                                                                                     Credit Fee

I                A+/A1 or above              0.07%                 0.350%               0.350%           0.10%
II               A/A2                        0.08%                 0.425%               0.425%           0.10%
III              A-/A3                       0.09%                 0.475%               0.475%           0.10%
IV               BBB+/Baa1 or below          0.125%                0.525%               0.525%           0.125%

        Notwithstanding anything set forth herein to the contrary, if at any time the difference between the senior unsecured debt ratings by Moody’s and Standard & Poor’s is more than one rating grade, then for purposes of determining the applicable level set forth above, the rating one level above the lower rating will apply.

        On each Adjustment Date (as hereinafter defined), the Applicable Percentage for all Loans and the commitment fee, utilization fee and letter of credit fees payable pursuant to Sections 2.9(b), 2.9(c) and 2.9(d) respectively shall be adjusted effective as of such date in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time an Event of Default described in Section 9.1(a) shall have occurred and be continuing, at all times from and including the date on which such Event of Default occurred to the date on which such Event of Default shall have been cured or waived, each Applicable Percentage shall be determined in accordance with Level IV of the above matrix (notwithstanding the actual level). For purposes of this definition, “Adjustment Date” shall mean the tenth (10th) Business Day after the announcement by either Moody’s or Standard & Poor’s of any change in its rating with respect to Everest Group’s senior unsecured debt or the Financial Strength Rating if Everest Group does not have a senior unsecured debt rating. Until the first Adjustment Date, each Applicable Percentage shall be determined in accordance with Level II of the above matrix.

        “Arranger” shall mean Wachovia Capital Markets, LLC.

        “Assignee” shall have the meaning given to such term in Section 11.7(a).

        “Assignment and Acceptance” shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Administrative Agent and the Borrowers, in substantially the form of Exhibit D.

        “Assumption Agreement” shall mean an assumption agreement in substantially the form of Exhibit H.

        “Authorized Officer” shall mean, with respect to any action specified herein to be taken by or on behalf of a Borrower, any officer of such Borrower duly authorized by resolution of the board of directors of such Borrower to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Borrower.

        “Bankruptcy Code” shall mean 11 U.S.C. §§101 et seq., as amended from time to time, and any successor statute.

        “Base Rate” shall mean the higher of (i) the per annum interest rate publicly announced from time to time by Wachovia in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, and (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

        “Base Rate Loan” shall mean, at any time, any Loan that bears interest at such time at the Base Rate.

        “Borrowers” has the meaning giving to such term in the introductory paragraph hereof.

        “Borrowing” shall mean the incurrence by a Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Type and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

        “Borrowing Date” shall mean, with respect to any Borrowing, the date upon which such Borrowing is made.

        “Business Day” shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized by law or proclamation to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in the London interbank Eurodollar market.

        “Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

        “Cash Collateral Account” has the meaning given to such term in Section 3.7.

        “Cash Equivalents” shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within ninety (90) days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within ninety (90) days from the date of acquisition and, at the time of acquisition, having a rating of at least A 1 or the equivalent thereof by Standard & Poor’s or at least P 1 or the equivalent thereof by Moody’s, (iii) time deposits and certificates of deposit maturing within ninety (90) days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s or at least A2 or the equivalent thereof by Moody’s, (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clauses (i) through (iv) above.

        “Closing Date” means the date upon which the initial extensions of credit are made pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Sections 4.1 and 4.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

        “Collateral” shall mean all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged by the Borrowers as direct or indirect security for the Tranche 2 Obligations pursuant to any one or more of the Security Documents.

        “Collateral Value” shall mean with respect to each Borrower for any Business Day as of which it is being calculated, (a) for each category of Collateral set forth on Schedule 1.1(b), an amount equal to the “Eligible Percentage” of the market value (or, as to cash, the dollar amount) thereof set forth opposite such category of Collateral on Schedule 1.1(b), and (b) for the Collateral, in the aggregate, the sum of such amounts, in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two (2) Business Days prior to the Business Day as of which the Collateral Value is being calculated; provided that the calculation of the Collateral Value shall be further subject to the terms and conditions set forth in Section 8.12 and on Schedule 1.1(b); and provided further that no Collateral (including, without limitation, cash) shall be included in the calculation of the Collateral Value unless the Administrative Agent, for the ratable benefit of the Tranche 2 Lenders, has a first priority perfected Lien on and security interest in such Collateral pursuant to the Security Documents.

        “Collateral Value Report” has the meaning specified in Section 6.11(b).

        “Commitment” means, with respect to any Lender, such Lender’s Tranche 1 Commitment and/or Tranche 2 Commitment, as applicable.

        “Compliance Certificate” shall mean a fully completed and duly executed certificate in the form of Exhibit C, each together with a Covenant Compliance Worksheet.

        “Consenting Lender” shall have the meaning given to such term in Section 2.21(b).

        “Consolidated Indebtedness” shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness (whether or not reflected on Everest Group’s or any Subsidiary’s balance sheet) of Everest Group and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding (i) reimbursement obligations in respect of letters of credit issued for the benefit of any Insurance Subsidiary or any Borrower in the ordinary course of their respective business to support the payment of obligations arising under insurance and reinsurance contracts and weather and similar swap agreements, but only in each case to the extent such letters of credit (A) are not drawn upon and (B) are collateralized by cash or Cash Equivalents and (ii) the aggregate redemption value of all Trust Preferred Securities to the extent such aggregate redemption value is equal to or less than fifteen percent (15%) of Total Capitalization.

        “Consolidated Net Income” shall mean, for any period, net income (or loss) for Everest Group and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        “Consolidated Net Worth” shall mean, as of any date of determination, the net worth of Everest Group and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP (without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America), but excluding any Disqualified Capital Stock.

        “Contingent Obligation” shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to Everest Group and its Subsidiaries, the term Contingent Obligation shall not include (y) endorsements for collection or deposit in the ordinary course of business or (z) obligations entered into by an Insurance Subsidiary in the ordinary course of its insurance or reinsurance business under insurance policies, surety bonds or contracts issued by it or to which it is a party, including reinsurance agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder).

        “Covenant Compliance Worksheet” shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

        “Credit Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Fee Letter, the Security Agreement, any other Security Documents, any Assumption Agreement and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of any Borrower with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.

        “Custodial Account” means each custodial, brokerage or similar account of any Borrower maintained by a custodian, broker or other securities intermediary as a “securities account” within the meaning of Section 8-501(a) of the Uniform Commercial Code for such Borrower as the “entitlement holder” within the meaning of Section 8-102(7) of the Uniform Commercial Code pursuant to a Custodial Agreement, on which (and on the contents of which) a Lien has been granted as security for the Tranche 2 Obligations.

        “Custodial Agreement” means each custodial or similar agreement between the Borrowers (or any of them) and a Custodian, pursuant to which one or more Custodial Accounts are maintained, in each case as amended.

        “Custodian” means each bank or financial institution that maintains a Custodial Account (in its capacity as custodian thereof), in each case including any sub-custodian.

        “Default” shall mean any event or condition that, with the passage of time or giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

        “Defaulting Lender” means any Lender that (i) has refused to fund, or otherwise defaulted in the funding of, its ratable share of any Borrowing requested and permitted to be made hereunder, including the funding of a participation interest in Letters of Credit in accordance with the terms hereof, (ii) has failed to pay to the Administrative Agent, Issuing Lender or any Lender when due an amount owed by such Lender pursuant to the terms of this Credit Agreement, unless such amount is subject to a good faith dispute, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official, and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days.

        “Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the later of (x) the Tranche 1 Maturity Date and (y) Tranche 2 Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

        “Dollars” or “$” shall mean dollars of the United States of America.

        “Eligible Assignee” shall mean a NAIC approved bank or other financial institution (unless otherwise agreed to by Everest Group and the Administrative Agent).

        “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, “Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

        “Environmental Laws” shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

        “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

        “ERISA Affiliate” shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under “common control” with, or a member of the same “controlled group” as, Everest Group or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

        “ERISA Event” shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by Everest Group or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by Everest Group or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by Everest Group or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Everest Group or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Everest Group or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon Everest Group or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of Everest Group or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by Everest Group or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of

ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which Everest Group or any of its ERISA Affiliates may be directly or indirectly liable or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, would result in the loss of tax exempt status of the trust of which such Plan is a part if Everest Group or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

        “Event of Default” shall have the meaning given to such term in Section 9.1.

        “Everest Bermuda” shall have the meaning given to such term in the introductory paragraph of this Agreement.

        “Everest Group” shall have the meaning given to such term in the introductory paragraph of this Agreement.

        “Everest Holdings” shall mean Everest Reinsurance Holdings, Inc., a Delaware corporation and subsidiary of Everest Group.

        “Everest International” shall have the meaning given to such term in the introductory paragraph of this Agreement.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

        “Existing Reimbursement Agreement” shall mean the Reimbursement Agreement, dated as of November 18, 2002 (as amended by the First Amendment thereto dated November 17, 2003) among Everest Group, Everest Bermuda and Wachovia.

        “Extension Date” shall have the meaning given to such term in Section 2.21(b).

        “Federal Funds Rate” shall mean, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

        “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

        “Fee Letter” shall mean the letter from Wachovia and the Arranger to the Borrowers, dated October 28, 2004, relating to certain fees payable by the Borrowers in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

        “Final Maturity Date” shall mean the date when the Tranche 1 Maturity Date and Tranche 2 Maturity Date have occurred, all Letters of Credit have expired or terminated and all Obligations owing hereunder and in the other Credit Documents have been paid in full.

        “Financial Officer” shall mean, with respect to any Borrower, the chief financial officer, vice president – finance, principal accounting officer or treasurer of such Borrower.

        “Foreign Lender” shall have the meaning given such term in Section 2.17(d).

        “GAAP” shall mean generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

        “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        “Guaranty” means the undertaking by Everest Group under Article XII.

        “Hazardous Substances” shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

        “Hedge Agreement” shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates, including any swap agreement (as defined in 11 U.S.C. § 101).

        “Historical Statutory Statements” shall have the meaning given to such term in Section 5.11(b).

        “Holdings Credit Agreement” shall mean the Credit Agreement, dated as of October 10, 2003, as amended from time to time between Everest Holdings, the lenders identified therein and Wachovia as administrative agent.

        “Increasing Lender” shall have the meaning given to such term in Section 2.20(c).

        “Indebtedness” shall mean, with respect to any Person (without duplication), (i) all indebtedness of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (vii) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (viii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (ix) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, (x) all Contingent Obligations of such Person and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

        “Indemnified Costs” shall have the meaning given to such term in Section 11.2.

        “Indemnified Person” shall have the meaning given to such term in Section 11.2.

        “Insurance Regulatory Authority” shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

        “Insurance Subsidiary” shall mean Everest Bermuda, Everest International and any other Subsidiary of Everest Group the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile.

        “Interest Period” shall have the meaning given to such term in Section 2.10.

        “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

        “Issuing Lender” means Wachovia in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

        “Joinder Agreement” shall mean the joinder agreement substantially in the form of Exhibit G hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

        “Lender” means each Person signatory hereto as a “Lender” and each other Person that becomes a “Lender” hereunder pursuant to Sections 2.19, 2.20, 2.21, 11.7, and their respective successors and assigns.

        “Lending Office” shall mean, with respect to any Lender, the office of such Lender designated as its “Lending Office” on its signature page hereto or in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to Everest Group and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

        “Letter of Credit Documents” shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit.

        “Letter of Credit Exposure” shall mean, collectively, the Tranche 1 Letter of Credit Exposure and the Tranche 2 Letter of Credit Exposure applicable to any Lender or the Issuing Lender.

        “Letter of Credit Notice” has the meaning given to such term in Section 3.3(a).

        “Letters of Credit” has the meaning given to such term in Section 3.2.

        “LIBOR Loan” shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

        “LIBOR Rate” shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum equal to (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by Wachovia to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wachovia’s LIBOR Loan comprising part of such Borrowing.

        “Licenses” shall have the meaning given to such term in Section 5.4(c).

        “Lien” shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

        “Loans” shall have the meaning given to such term in Section 2.1.

        “Margin Stock” shall have the meaning given to such term in Regulation U.

        “Material Adverse Effect” shall mean a material adverse effect upon (i) the financial condition, operations, business, properties or assets of Everest Group and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers to perform their respective payment or other material obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

        “Material Insurance Subsidiary” shall mean any Insurance Subsidiary that is a Material Subsidiary.

        “Material Subsidiary” shall mean each of (i) Everest Bermuda, (ii) Everest International, (iii) at the relevant time of determination, any other Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least ten percent (10%) of the total assets of Everest Group and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least ten percent (10%) of the total revenues of Everest Group and its Subsidiaries on a consolidated basis, or (C) Net Income for the four quarters most recently ended constituting at least ten percent (10%) of the Consolidated Net Income of Everest Group and its Subsidiaries, in each case determined in accordance with GAAP as of the date of the GAAP financial statements of Everest Group and its Subsidiaries most recently delivered under Section 6.1 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.1, as of the date of the most recent financial statements referred to in Section 5.11(a)), or (z) in the case of an Insurance Subsidiary, (A) assets constituting at least ten percent (10%) of the aggregate assets of all of Everest Group’s Insurance Subsidiaries, or (B) gross written premiums for the four quarters most recently ended constituting at least ten percent (10%) of the aggregate gross written premiums (without duplication) of all of Everest Group’s Insurance Subsidiaries, in each case determined in accordance with SAP as of the date of the statutory financial statements most recently delivered under Section 6.2 prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.2, as of the date of the most recent financial statements referred to in Section 5.11(b)) and (iv) any Subsidiary that has one of the foregoing as a Subsidiary.

        “Moody’s” shall mean Moody’s Investors Service, Inc., and its successors and assigns.

        “Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which Everest Group or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

        “NAIC” shall mean the National Association of Insurance Commissioners and any successor thereto.

        “Net Income” shall mean, with respect to any Person for any period, the net income (or loss), after extraordinary items, taxes and all other items of expense and income of such Person for such period, determined in accordance with GAAP.

        “Non-Consenting Lender” has the meaning given such term in Section 2.21(b).

        “Notes” shall mean, with respect to any Tranche 1 Lender requesting the same, the promissory note of the Borrowers in favor of such Tranche 1 Lender evidencing the Loans made by such Tranche 1 Lender pursuant to Section 2.1, in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

        “Notice of Borrowing” shall have the meaning given to such term in Section 2.2(b).

        “Notice of Conversion/Continuation” shall have the meaning given to such term in Section 2.11(b).

        “Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by any Borrower to the Administrative Agent, any Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

        “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

        “Participant” shall have the meaning given to such term in Section 11.7(d).

        “PBGC” shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

        “Permitted Liens” shall have the meaning given to such term in Section 8.3.

        “Person” shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

        “Plan” shall mean any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which Everest Group or any ERISA Affiliate may have any liability.

        “Private Act” shall mean separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Borrower, in whole or in part.

        “Prohibited Transaction” shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975 (c)(2) or 4975(d) of the Internal Revenue Code.

        “Quarterly Statement” shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

        “Register” shall have the meaning given to such term in Section 11.7(b).

        “Regulations D, T, U and X” shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

        “Reimbursement Obligations” shall have the meaning given to such term in Section 3.5.

        “Reinsurance Agreement” shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary or under a reinsurance agreement assumed by such Insurance Subsidiary.

        “Replaced Lender” shall have the meaning given to such term in Section 2.19.

        “Replacement Effective Date” shall have the meaning given to such term in Section 2.19.

        “Replacement Lender” shall have the meaning given to such term in Section 2.19.

        “Reportable Event” shall mean (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30 day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

        “Required Lenders” means, at any time, the Lenders whose Commitments (or, after the termination of the Commitments, outstanding Loans, Tranche 1 Letter of Credit Exposure and/or Tranche 2 Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Commitments (or, after the termination of the Commitments, the sum of (x) the aggregate Tranche 1 Credit Exposure and (y) the aggregate Tranche 2 Letter of Credit Exposure).

        “Required Tranche 1 Lenders” means, at any time, the Tranche 1 Lenders whose Tranche 1 Commitments (or, after the Tranche 1 Termination Date, Tranche 1 Credit Exposure) represent at least a majority of the aggregate, at such time, of the Tranche 1 Commitments (or, after the Tranche 1 Termination Date, the aggregate Tranche 1 Credit Exposure).

        “Required Tranche 2 Lenders” means, at any time, the Tranche 2 Lenders whose Tranche 2 Commitments (or, after the Tranche 2 Termination Date, Tranche 2 Letter of Credit Exposure) represent at least a majority of the aggregate, at such time, of the Tranche 2 Commitments (or, after the Tranche 2 Termination Date, the aggregate Tranche 2 Letter of Credit Exposure).

        “Requirement of Law” shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

        “Responsible Officer” shall mean, with respect to any Borrower, the president, the chief executive officer, the chief financial officer, any executive officer or any other Financial Officer of such Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of such Borrower in respect of this Agreement.

        “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index/html, or as otherwise published from time to time.

        “Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index/html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

        “SAP” shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its jurisdiction of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements.

        “Security Agreement” shall mean the security agreement substantially in the form of Exhibit E hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

        “Security Documents” shall mean (i) the Security Agreement, (ii) each Account Control Agreement, (iii) each other security agreement executed and delivered pursuant to Section 6.12 and (iv) each other document, agreement, certificate and/or financing statement, executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (i), (ii) and (iii).

        “Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and its successors and assigns.

        “Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

        “Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of Everest Group.

        “Subsidiary Borrowers” shall mean (i) Everest Bermuda, (ii) Everest International and (iii) any other Person that joins this Agreement upon the terms and conditions set forth in Section 11.19.

        “Total Capitalization” shall mean, as of any date of determination, the sum of (i) Consolidated Net Worth as of such date, (ii) Consolidated Indebtedness as of such date (excluding, to the extent otherwise included, the Trust Preferred Securities) and (iii) the aggregate redemption value of all Trust Preferred Securities.

        “Tranche 1 Commitment” shall mean, with respect to any Tranche 1 Lender at any time, the commitment of such Tranche 1 Lender to make Loans and participate in Tranche 1 Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Tranche 1 Commitment”, or, if such Tranche 1 Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Tranche 1 Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Tranche 1 Lender’s “Tranche 1 Commitment,” as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

        “Tranche 1 Credit Exposure” means, with respect to any Tranche 1 Lender at any time, the sum of (i) the aggregate principal amount of all Loans made by such Tranche 1 Lender that are outstanding at such time and (ii) such Tranche 1 Lender’s Tranche 1 Letter of Credit Exposure at such time.

        “Tranche 1 Lender” means any Lender having a Tranche 1 Commitment (or, after the Tranche 1 Commitments have terminated, any Lender holding outstanding Loans or Tranche 1 Letter of Credit Exposure).

        “Tranche 1 Letters of Credit” has the meaning given to such term in Section 3.1.

        “Tranche 1 Letter of Credit Exposure” means, with respect to any Tranche 1 Lender at any time, such Tranche 1 Lender’s ratable share (based on the proportion that its Tranche 1 Commitment bears to the aggregate Tranche 1 Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Tranche 1 Letters of Credit outstanding at such time and (ii) the aggregate amount of all Tranche 1 Reimbursement Obligations outstanding at such time.

        “Tranche 1 Maturity Date” shall mean the third anniversary of the Closing Date, or the fourth anniversary of the Closing Date if extended pursuant to Section 2.21.

        “Tranche 1 Obligations” shall mean all Obligations owing to any Tranche 1 Lender or the Issuing Lender in respect of Loans and Tranche 1 Letters of Credit.

        “Tranche 1 Reimbursement Obligations” shall mean all Reimbursement Obligations owing to any Tranche 1 Lender or the Issuing Lender in respect of Tranche 1 Letters of Credit.

        “Tranche 1 Termination Date” shall mean the Tranche 1 Maturity Date or such earlier date of termination of the Tranche 1 Commitments pursuant to Section 2.5 or Section 9.2.

        “Tranche 2 Commitment” shall mean, with respect to any Tranche 2 Lender at any time, the commitment of such Tranche 2 Lender to participate in Tranche 2 Letters of Credit in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Tranche 2 Commitment”, or, if such Tranche 2 Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Tranche 2 Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.7(b) as such Tranche 2 Lender’s “Tranche 2 Commitment,” as such amount may be reduced, increased or terminated at or prior to such time pursuant to the terms hereof.

        “Tranche 2 Lender” means any Lender having a Tranche 2 Commitment (or, after the Tranche 2 Commitments have terminated, any Lender holding outstanding Tranche 2 Letter of Credit Exposure).

        “Tranche 2 Letters of Credit” has the meaning given to such term in Section 3.2.

        “Tranche 2 Letter of Credit Exposure” means, with respect to any Tranche 2 Lender at any time, such Tranche 2 Lender’s ratable share (based on the proportion that its Tranche 2 Commitment bears to the aggregate Tranche 2 Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Tranche 2 Letters of Credit outstanding at such time and (ii) the aggregate amount of all Tranche 2 Reimbursement Obligations outstanding at such time.

        “Tranche 2 Maturity Date” shall mean the third anniversary of the Closing Date, or the fourth anniversary of the Closing Date if extended pursuant to Section 2.21.

        “Tranche 2 Obligations” shall mean all Obligations owing to any Tranche 2 Lender or the Issuing Lender in respect of Tranche 2 Letters of Credit.

        “Tranche 2 Reimbursement Obligations” shall mean all Reimbursement Obligations owing to any Tranche 2 Lender or the Issuing Lender in respect of Tranche 2 Letters of Credit.

        “Tranche 2 Termination Date” shall mean the Tranche 2 Maturity Date or such earlier date of termination of the Tranche 1 Commitments pursuant to Section 2.5 or Section 9.2.

        “Trust Preferred Securities” shall mean the 7.85% Trust Preferred Securities issued by Everest Re Capital Trust, the 6.20% Trust Preferred Securities issued by Everest Re Capital Trust II, and any other preferred securities offered by a special purpose business trust of which Everest Group or any of its Subsidiaries is the grantor, the proceeds of which are or have been used principally to purchase subordinated debentures issued by Everest Group or any Subsidiary of Everest Group.

        “Type” shall have the meaning given to such term in Section 2.2(a).

        “Unfunded Pension Liability” shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Internal Revenue Code for the applicable plan year.

        “Unutilized Tranche 1 Commitment” shall mean, with respect to any Tranche 1 Lender at any time, such Lender’s Tranche 1 Commitment at such time less the sum of (i) the aggregate principal amount of all Loans made by such Tranche 1 Lender that are outstanding at such time and (ii) such Tranche 1 Lender’s Tranche 1 Letter of Credit Exposure at such time.

        “Unutilized Tranche 2 Commitment” shall mean, with respect to any Tranche 2 Lender at any time, such Lender’s Tranche 2 Commitment at such time less such Tranche 2 Lender’s Tranche 2 Letter of Credit Exposure at such time.

        “Wholly Owned” shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with GAAP (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, SAP). Notwithstanding the foregoing, in the event that any changes in GAAP or SAP after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Article VII as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes.

1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Credit Document or any certificate or other document made or delivered pursuant hereto.

ARTICLE II
AMOUNT AND TERMS OF THE CREDIT

2.1 Commitments. Each Tranche 1 Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Loan,” and collectively, the “Loans”) to one or more of the Borrowers, from time to time on any Business Day during the period from and including the Closing Date to but not including the Tranche 1 Termination Date, in an aggregate principal amount at any time outstanding not greater than its Tranche 1 Commitment at such time; provided that no Borrowing of Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Tranche 1 Reimbursement Obligations which are repaid with the proceeds of Loans made pursuant to such Borrowing), (y) the Tranche 1 Credit Exposure of any Tranche 1 Lender would exceed its Tranche 1 Commitment at such time or (z) the aggregate Tranche 1 Credit Exposure would exceed the aggregate Tranche 1 Commitment at such time. Subject to and on the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow Loans.

2.2 Borrowings.

(a)    The Loans shall, at the option of each Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Loan), provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, and (ii) no LIBOR Loan may be borrowed at any time prior to the third (3rd) Business Day after the Closing Date.

(b)    In order to make a Borrowing (other than Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), each Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and not later than

10:00 a.m., Charlotte time, on the same Business Day prior to each Borrowing of Base Rate Loans; provided, however, that requests for the Borrowing of any Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given with less advance notice than the times specified hereinabove. Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Tranche 1 Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

(i)	the aggregate principal amount of each Borrowing shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, if less, in the amount of the aggregate Unutilized Tranche 1 Commitments);

(ii)	if the applicable Borrower shall have failed to designate the Type of Loans comprising a Borrowing, such Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

(iii)	if the applicable Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then such Borrower shall be deemed to have selected an Interest Period with a duration of one month.

(c)    Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Tranche 1 Lender will make available to the Administrative Agent at its office referred to in Section 11.5 (or at such other location as the Administrative Agent may designate) an amount, in Dollars and in immediately available funds, equal to the amount of the Loan to be made by such Tranche 1 Lender. To the extent the Tranche 1 Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the applicable Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

2.3     Disbursements; Funding Reliance; Domicile of Loans.

(a)     Each Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing it makes in accordance with the terms of any written instructions from any Authorized Officer of such Borrower; provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. Each Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

(b)         Unless the Administrative Agent has received, prior to 1:00 p.m., Charlotte time, on the relevant Borrowing Date, written notice from a Tranche 1 Lender that such Tranche 1 Lender will not make available to the Administrative Agent such Tranche 1 Lender’s share of such Borrowing, the Administrative Agent may assume that such Tranche 1 Lender has made such share available to the Administrative Agent in immediately available funds on such

Borrowing Date in accordance with the applicable provisions of Section 2.2, and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the applicable Borrower on such Borrowing Date. If and to the extent that such Tranche 1 Lender shall not have made its share available to the Administrative Agent, and the Administrative Agent shall have made such corresponding amount available to the applicable Borrower, such Tranche 1 Lender, on the one hand, and such Borrower, on the other, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from and including the date such amount is made available to such Borrower to but excluding the date such amount is repaid to the Administrative Agent, at (i) in the case of such Tranche 1 Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of such Borrower, at the rate of interest applicable at such time to the Type of Loans comprising such Borrowing, as determined under the provisions of Section 2.8. If such Tranche 1 Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Tranche 1 Lender’s Loan included in such Borrowing. The failure of any Tranche 1 Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan as part of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against a Tranche 1 Lender that shall have failed to make such payment to the Administrative Agent.

(c)     Each Tranche 1 Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan to or for the account of such Tranche 1 Lender in accordance with the terms of this Agreement.

(d)     Each Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

2.4     Notes.

(a)     Each Tranche 1 Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to the applicable Lending Office of such Tranche 1 Lender resulting from each Loan made by such Lending Office of such Tranche 1 Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Tranche 1 Lender from time to time under this Agreement.

(b)     The Administrative Agent shall maintain the Register pursuant to Section 11.7(b), and a subaccount for each Tranche 1 Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Tranche 1 Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower in respect of each such Loan and each Tranche 1 Lender’s share thereof.

(c)     The entries made in the accounts, Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, Section 2.4(a)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the applicable Borrower therein recorded; provided, however, that the failure of any Tranche 1 Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to each such Borrower by such Tranche 1 Lender in accordance with the terms of this Agreement.

(d)     The Loans made by each Tranche 1 Lender shall, if requested by the applicable Tranche 1 Lender (which request shall be made to the Administrative Agent), be evidenced by a Note appropriately completed in substantially the form of Exhibit A, executed by each Borrower and payable to the order of such Tranche 1 Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

2.5 Termination and Reduction of Commitments.

(a)     Unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 9.2, the Tranche 1 Commitments shall be automatically and permanently terminated on the Tranche 1 Termination Date and the Tranche 2 Commitments shall be automatically and permanently terminated on the Tranche 2 Termination Date.

(b)     At any time and from time to time after the date hereof, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, the Borrowers may terminate in whole or reduce in part the aggregate Unutilized Tranche 1 Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $10,000,000 or, if greater, an integral multiple of $5,000,000 in excess thereof, and applied ratably among the Tranche 1 Lenders according to their respective Tranche 1 Commitments. The amount of any termination or reduction made under this Section 2.5(b) may not thereafter be reinstated.

(c)     At any time and from time to time after the date hereof, upon not less than three (3) Business Days’ prior written notice to the Administrative Agent, the Borrowers may terminate in whole or reduce in part the aggregate Unutilized Tranche 2 Commitments; provided that any such partial reduction shall be in an aggregate amount of not less than $10,000,000 or, if greater, an integral multiple of $5,000,000 in excess thereof, and applied ratably among the Tranche 2 Lenders according to their respective Tranche 2 Commitments. The amount of any termination or reduction made under this Section 2.5(c) may not thereafter be reinstated.

2.6 Mandatory Payments and Prepayments.

(a)     Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the aggregate outstanding principal of the Loans shall be due and payable in full on the Tranche 1 Maturity Date.

(b)         In the event that, at any time, the aggregate Tranche 1 Credit Exposure shall exceed the aggregate Tranche 1 Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrowers will immediately prepay the outstanding principal amount of the Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Tranche 1 Letter of Credit Exposure, as more particularly described in Section 3.7, and thereupon such cash shall be deemed to reduce the Tranche 1 Letter of Credit Exposure by an equivalent amount.

(c)     In the event that, at any time, the aggregate Tranche 2 Letter of Credit Exposure at such time shall exceed the lesser of (y) the aggregate Tranche 2 Commitments at such time (after giving effect to any concurrent termination or reduction thereof) and (z) the aggregate Collateral Value at such time, the Borrowers will, to the extent they have not deposited additional Collateral in a Custodial Account having a Collateral Value at least equal to such excess within the three (3) Business Day period specified in Section 8.12 and subject to the other terms of this Agreement, immediately pay to the Administrative Agent the amount of such excess in Dollars and in immediately available funds to be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Tranche 2 Letter of Credit Exposure, as more particularly described in Section 3.7, and thereupon such funds shall be deemed to reduce the aggregate Tranche 2 Letter of Credit Exposure by an equivalent amount.

(d)     In the event that, at any time, the aggregate Tranche 2 Letter of Credit Exposure pertaining to any Borrower shall exceed the Collateral Value in the Custodial Account of such Borrower, such Borrower will, to the extent it has not deposited additional Collateral in its Custodial Account having a Collateral Value at least equal to such excess within the three (3) Business Day period specified in Section 8.12 and subject to the other terms of this Agreement, immediately pay to the Administrative Agent the amount of such excess in Dollars and in immediately available funds to be retained by the Administrative Agent and held in the Cash Collateral Account as cover for the Tranche 2 Letter of Credit Exposure pertaining to it, as more particularly described in Section 3.7, and thereupon such funds shall be deemed to reduce the Tranche 2 Letter of Credit Exposure pertaining to such Borrower by an equivalent amount.

2.7 Voluntary Prepayments.

(a)         At any time and from time to time, the Borrowers shall have the right to prepay the Loans, in whole or in part, together with accrued interest to the date of prepayment, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to each intended prepayment of LIBOR Loans and one (1) Business Day prior to each intended prepayment of Base Rate Loans; provided that (i) each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest

Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrowers to make such prepayment on the terms specified therein. Loans prepaid pursuant to this Section 2.7(a) may be reborrowed, subject to the terms and conditions of this Agreement. In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Tranche 1 Lenders; provided that if such notice has also been furnished to the Tranche 1 Lenders, the Administrative Agent shall have no obligation to notify the Tranche 1 Lenders with respect thereto.

(b)     Each payment or prepayment of LIBOR Loans made pursuant to the provisions of this Section 2.7 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.18 to be paid as a consequence thereof.

(c)     Each prepayment of the Loans made pursuant to this Section 2.7 shall be applied ratably among the Tranche 1 Lenders holding the Loans being prepaid, in proportion to the principal amount held by each.

2.8 Interest.

(a)    The Borrowers will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

(b)    Notwithstanding the foregoing, if any principal of any Loan payable by the Borrowers hereunder is not paid when due (whether at maturity, pursuant to acceleration or otherwise), all outstanding principal amounts of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2%. If any interest on any Loan or any fee or other amount payable by the Borrowers hereunder or under any other Credit Document is not paid when due (whether at maturity, pursuant to acceleration or otherwise), such overdue amount, to the greatest extent permitted by law, shall bear interest, after as well as before judgment, at a rate per annum equal to the Base Rate plus 2%. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

(c)	Accrued (and theretofore unpaid) interest shall be payable as follows:

(i)	in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6 or Section 2.7, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

(ii)	in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6 or Section 2.7, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.10(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three months’ duration been applicable to such LIBOR Loan; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

(iii)	in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d)    Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

(e)    The Administrative Agent shall promptly notify the applicable Borrower and the Tranche 1 Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the applicable Borrower or the Tranche 1 Lenders with any such notice shall neither affect any obligations of such Borrower or the Tranche 1 Lenders hereunder nor result in any liability on the part of the Administrative Agent to any Borrower or any Tranche 1 Lender. Each such determination shall, absent demonstrable error, be conclusive and binding on all parties hereto.

2.9 Fees. The Borrowers agree to pay:

(a)     To the Arranger and Wachovia, for their own respective accounts, on the Closing Date, the fees required under the Fee Letter to be paid to them on the Closing Date, in the amounts due and payable as required by the terms thereof;

(b)         To the Administrative Agent, for the account of each Tranche 1 Lender, a commitment fee for each calendar quarter (or portion thereof) at a per annum rate equal to the

Applicable Percentage in effect for such fee from time to time during such quarter, on such Tranche 1 Lender’s ratable share (based on the proportion that its Tranche 1 Commitment bears to the aggregate Tranche 1 Commitments) of the average daily aggregate Unutilized Tranche 1 Commitments, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Tranche 1 Termination Date;

(c)     To the Administrative Agent, for the account of each Tranche 1 Lender, a utilization fee payable at any time the aggregate Tranche 1 Credit Exposure is greater than 50% of the aggregate Tranche 1 Commitments (as in effect from time to time) computed at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time on such Tranche 1 Lender’s ratable share (based on the proportion that its Tranche 1 Commitment bears to the aggregate Tranche 1 Commitments) of the aggregate amount of Loans then outstanding for the period from and including the Closing Date to but not including the Tranche 1 Maturity Date. Accrued utilization fees shall be payable in arrears (i) on the last Business Day of each calendar quarter and (ii) on the Tranche 1 Maturity Date;

(d)     To the Administrative Agent, for the account of each Tranche 1 Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Tranche 1 Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time during such quarter, on such Tranche 1 Lender’s ratable share (based on the proportion that its Tranche 1 Commitment bears to the aggregate Tranche 1 Commitments) of the daily average aggregate Stated Amount of such Tranche 1 Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Final Maturity Date;

(e)     To the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Tranche 1 Letters of Credit outstanding during such quarter, at a per annum rate of 0.10% on the daily average aggregate Stated Amount of such Tranche 1 Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Final Maturity Date;

(f)     To the Administrative Agent, for the account of each Tranche 2 Lender, a commitment fee for each calendar quarter (or portion thereof) at a per annum rate of 0.10% on such Lender’s ratable share (based on the proportion that its Tranche 2 Commitment bears to the aggregate Tranche 2 Commitments) of the average daily aggregate stated amount of all Tranche 2 Letters of Credit outstanding during such quarter, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Tranche 2 Termination Date;

(g)         To the Administrative Agent, for the account of each Tranche 2 Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Tranche 2 Letters of Credit outstanding during such quarter, at a per annum rate of 0.30% on such Tranche 2 Lender’s ratable share (based on the proportion that its Tranche 2 Commitment bears to the aggregate Tranche 2 Commitments) of the daily average aggregate Stated Amount of such Tranche 2 Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Final Maturity Date;

(h)     To the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Tranche 2 Letters of Credit outstanding during such quarter, at a per annum rate of 0.03% on the daily average aggregate Stated Amount of such Tranche 2 Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Final Maturity Date;

(i)     To the Issuing Lender, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender.

2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing in the case of a Borrowing of LIBOR Loans or a Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, each Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period; provided, however, that:

(i)	all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

(ii)	the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)	LIBOR Loans may not be outstanding under more than ten (10) separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

(iv)	if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

(v)	no Borrower may select any Interest Period that expires after the Tranche 1 Maturity Date;

(vi)	if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

(vii)	no Borrower may select any Interest Period (and consequently, no LIBOR Loans shall be made) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

2.11 Conversions and Continuations.

(a)     Each Borrower shall have the right, on any Business Day, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans the Interest Periods for which end on the same day into Base Rate Loans, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans the Interest Periods for which end on the same day for an additional Interest Period; provided that (x) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $1,000,000 or, if greater, an integral multiple of $500,000 in excess thereof; any such conversion of Base Rate Loans of the same Borrowing into, or continuation of LIBOR Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans of the same Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $3,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in Section 2.16(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the respective Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof) and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

(b)         A Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one (1) Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-2 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Tranche 1 Lender of the proposed conversion or continuation. In the event that the respective Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to a LIBOR Loan having an Interest Period of one (1) month; provided that if such Borrower is not otherwise entitled to convert into or continue a LIBOR Loan, then such LIBOR Loan shall automatically be converted to a Base Rate Loan, in each case upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof).

2.12 Method of Payments; Computations.

(a)     All payments by the Borrowers hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender or the Lenders) at its office referred to in Section 11.5, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.10(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

(b)     The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Administrative Agent shall not have made a required distribution to the relevant Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

(c)         Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the

Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)     With respect to each payment hereunder, except as specifically provided otherwise herein or in any of the other Credit Documents, the applicable Borrower may designate by written notice to the Administrative Agent prior to or concurrently with such payment the specific Loans or other Obligations that are to be paid, repaid or prepaid; provided that unless made together with all amounts required under Section 2.18 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. In the absence of any such designation by such Borrower, or if an Event of Default has occurred and is continuing, the Administrative Agent shall make such designation in its sole discretion subject to the foregoing and to the other provisions of this Agreement.

(e)     All computations of interest and fees hereunder, excluding the computation of interest with respect to Base Rate Loans, shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days (including the first day, but excluding the last day) elapsed.

2.13 Recovery of Payments.

(a)     The Borrowers agree that to the extent any Borrower makes a payment or payments to or for the account of the Administrative Agent, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

(b)     If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the applicable Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender in question, or pursuant to applicable Requirements of Law, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from such Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

2.14 Use of Proceeds. The proceeds of the Loans shall be used (i) to pay or reimburse reasonable transaction fees and expenses in connection with the closing of the transactions contemplated hereby, and (ii) to provide for the working capital, liquidity needs and general corporate requirements of the Borrowers and their Subsidiaries, including, without limitation, repurchases of the Capital Stock of Everest Group.

2.15 Pro Rata Treatment.

(a)     All fundings, continuations and conversions of Loans shall be made by the Tranche 1 Lenders pro rata on the basis of their respective Tranche 1 Commitments (in the case of the initial funding of Loans pursuant to Section 2.2) or on the basis of their respective outstanding Loans (in the case of continuations and conversions of Loans pursuant to Section 2.11, and additionally in all cases in the event the Tranche 1 Commitments have expired or have been terminated), as the case may be from time to time.

(b)     All payments from or on behalf of each Borrower on account of any Obligations of such Borrower shall be apportioned ratably among the Lenders based upon their respective share, if any, of the Obligations with respect to which such payment was received.

(c)     Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker’s lien, counterclaim or cross action, or otherwise, other than pursuant to Section 2.16, 2.17, 2.18, 2.19, 2.21 or 11.7) applicable to the payment of any of the Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection (c) may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker’s lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection (c) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this subsection (c) to share in the benefits of any recovery on such secured claim.

2.16 Increased Costs; Change in Circumstances; Illegality; etc.

(a)         If the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, in each case after the date hereof, or compliance by any Lender or the Issuing Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law) given or made after the date hereof, shall (i) subject such Lender to any tax or other charge, or change the basis of taxation of payments to such Lender, in respect of any of its LIBOR Loans, any Letter of Credit, any participation in a Letter of Credit or any other amounts payable hereunder or its obligation to make, fund or maintain any LIBOR Loans (other than any change in the rate or basis of tax on the overall net income of such Lender or its applicable Lending Office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (but excluding reserve requirements contemplated by Section 2.16(e)) against assets of, deposits with or for the account of, or credit extended or participated in by, such Lender or Issuing Lender, or (iii) impose on such Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount), then, the Borrowers will, promptly upon demand, pay to such Lender or Issuing Lender, as the case may be, such additional amounts as shall compensate such Lender or the Issuing Lender for such increase in costs or reduction in return; provided that the Borrowers shall not be obligated to pay any such amount or amounts (i) unless such Lender or Issuing Lender shall have first notified the Borrowers in writing that it intends to seek compensation pursuant to this Section 2.16(a) and (ii) which are attributable to any period of time occurring more than 90 days prior to the date of receipt by the Borrowers of the notice provided for in the preceding clause (i); providedfurther that if the event or circumstance requiring such compensation is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)        If any Lender or Issuing Lender shall have reasonably determined that the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, in each case after the date hereof, or compliance by such Lender or the Issuing Lender with any guideline or request from any such Governmental Authority (whether or not having the force of law) given or made after the date hereof, has or would have the effect, as a consequence of such Lender’s Commitment or the Loans made by, or participations in Letters of Credit held by, such Lender or such Issuing Lender or such Lender’s or the Issuing Lender’s holding company, of reducing the rate of return on the capital of such Lender or the Issuing Lender or their respective holding companies to a level below that which such Lender, Issuing Lender or holding company could have achieved but for such introduction, change or compliance (taking into account such Lender’s, Issuing Lender’s or holding company’s policies with respect to capital adequacy), the Borrowers will, promptly upon demand therefor by such Lender or Issuing Lender therefor, pay to such Lender or Issuing Lender such additional amounts as will compensate such Lender, Issuing Lender or holding company for such reduction in return; provided that the Borrowers shall not be obligated to pay any such amount or amounts (i) unless such Lender or Issuing Lender shall have first notified the Borrowers in writing that it intends to seek compensation pursuant to this Section 2.16(b) and

(ii) which are attributable to any period of time occurring more than 90 days prior to the date of receipt by the Borrowers of the notice provided for in the preceding clause (i); provided further that if the event or circumstance requiring such compensation is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c)     If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Tranche 1 Lenders of their determination that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrowers and the Tranche 1 Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Tranche 1 Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Tranche 1 Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Tranche 1 Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrowers and the Tranche 1 Lenders.

(d)     Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Tranche 1 Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Tranche 1 Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrowers. Upon such notice, (i) each of such Tranche 1 Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, (ii) the obligation of such Tranche 1 Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Tranche 1 Lender, be deemed to be a request for a Base Rate Loan, in each case until such Tranche 1 Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrowers.

(e)     The Borrowers shall pay to each Lender, with respect to any period during which such Lender shall be required under Regulation D or under any similar or successor regulation to maintain reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination, absent demonstrable error, shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest shall be due and payable 15 days from receipt of such notice.

(f)     Determinations by the Administrative Agent, the Issuing Lender or any Lender for purposes of this Section 2.16 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent demonstrable error, be conclusive; provided that such determinations are made in good faith. No failure by the Administrative Agent, the Issuing Lender or any Lender at any time to demand payment of any amounts payable under this Section 2.16 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section 2.16 shall require or be construed to require the Borrowers to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

2.17 Taxes.

(a)     Subject to Section 2.17(e), any and all payments by the Borrowers hereunder or under any other Credit Document shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by, the overall net income (or franchise taxes imposed in lieu thereof) of the Administrative Agent, Issuing Lender or any Lender by reason of any present or former connection between the Administrative Agent, Issuing Lender or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision thereof, other than such a connection arising solely from the Administrative Agent, Issuing Lender or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to the Administrative Agent, Issuing Lender or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17), the Administrative Agent, Issuing Lender or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower will make such deductions, (iii) such Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower will deliver to the Administrative Agent, Issuing Lender or such Lender, as the case may be, evidence of such payment.

(b)     Subject to Section 2.17(e), the Borrowers will indemnify the Administrative Agent, Issuing Lender and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by the Administrative Agent, Issuing Lender or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent, Issuing Lender or such Lender, as the case may be, makes written demand therefor.

(c)     Each of the Administrative Agent, Issuing Lender and the Lenders agrees that if it subsequently recovers, or receives a permanent net tax benefit with respect to, any amount of Taxes (i) previously paid by it and as to which it has been indemnified by or on behalf of any Borrower or (ii) previously deducted by any Borrower (including, without limitation, any Taxes deducted from any additional sums payable under clause (i) of subsection (a) above), the Administrative Agent, Issuing Lender or such Lender, as the case may be, shall reimburse such Borrower to the extent of the amount of any such recovery or permanent net tax benefit (but only to the extent of indemnity payments made, or additional amounts paid, by or on behalf of such Borrower under this Section 2.17 with respect to the Taxes giving rise to such recovery or tax benefit); provided, however, that any such Borrower, upon the request of the Administrative Agent, Issuing Lender or such Lender, agrees to repay to the Administrative Agent, Issuing Lender or such Lender, as the case may be, the amount paid over to such Borrower (together with any penalties, interest or other charges), in the event the Administrative Agent, Issuing Lender or such Lender is required to repay such amount to the relevant taxing authority or other Governmental Authority. The determination by the Administrative Agent, Issuing Lender or any Lender of the amount of any such recovery or permanent net tax benefit shall, in the absence of demonstrable error, be conclusive and binding.

(d)         If any Lender is incorporated or organized under the laws of a jurisdiction other than the United States of America or any state thereof (a “Foreign Lender”) and is entitled to an exemption from or a reduction of United States withholding tax pursuant to the Internal Revenue Code, such Foreign Lender will deliver to each of the Administrative Agent and Everest Group, on or prior to the Closing Date (or, in the case of a Foreign Lender that becomes a party to this Agreement as a result of an assignment after the Closing Date, on the effective date of such assignment), (i) in the case of a Foreign Lender that is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a properly completed Internal Revenue Service Form W-8BEN, W-8ECI or W-8 EXP, as applicable (or successor forms), certifying that such Foreign Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8BEN or W-9, as applicable (or successor forms), and (ii) in the case of a Foreign Lender that is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and Everest Group and to the effect that (x) such Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (y) is not a 10-percent shareholder for purposes of Section 881(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Internal Revenue Code, together with a properly completed Internal Revenue Service Form W-8BEN or W-9, as applicable (or successor forms). Each such Foreign Lender further agrees to deliver to each of the Administrative Agent and Everest Group an additional copy of each such relevant form on or before the date that such form expires or becomes obsolete or after the occurrence of any event (including a change in its applicable Lending Office) requiring a change in the most recent forms so delivered by it, in each case certifying that such Foreign Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Foreign Lender notifies the Administrative Agent and Everest Group that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Foreign Lender will promptly notify the Administrative Agent and Everest Group of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

(e)     The Borrowers shall not be required to indemnify any Foreign Lender, or to pay any additional amounts to any Foreign Lender, in respect of United States federal withholding tax to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding tax existed on the date such Foreign Lender became a party to this Agreement; provided, however, that this clause (i) shall not apply to the extent that (y) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender would have been entitled to receive in the absence of such assignment, participation or transfer, or (z) such assignment, participation or transfer was requested by any Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of Section 2.17(d), (iii) any of the representations or certifications made by a Foreign Lender pursuant to Section 2.17(d) are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made or (iv) the Lender designated a successor Lending Office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation.

(f)     At the Borrowers’ request and at the Borrowers’ cost, each Lender shall take reasonable steps (i) (to the extent (x) consistent with such Lender’s internal policies and (y) the same would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender) to contest such Lender’s liability for Taxes that have not been paid or (ii) to seek a refund of Taxes. Nothing in this Section 2.17(f) shall obligate any Lender to disclose any information regarding its tax affairs or computations to any Borrower.

2.18 Compensation. The Borrowers will compensate each Tranche 1 Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by any Tranche 1 Lender to fund or maintain LIBOR Loans) that such Tranche 1 Lender may incur or sustain (i) if for any reason (other than a default by such Tranche 1 Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the respective Borrower or (iv) as a consequence of any other failure by any Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Tranche 1 Lender under this Section 2.18 shall be made as though such Tranche 1 Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Tranche 1 Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18. Determinations by any Tranche 1 Lender for purposes of this Section 2.18 of any such losses, expenses or liabilities shall, absent demonstrable error, be conclusive; provided that such determinations are made in good faith.

2.19 Replacement Lenders. The Borrowers may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender (i) that has requested compensation from any Borrower under Section 2.16 or 2.17, (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.16(d) or (iii) that is a Defaulting Lender, in any case under clauses (i) through (iii) above by written notice to such Lender and the Administrative Agent identifying one or more Persons each of which shall be an Eligible Assignee and reasonably acceptable to the Administrative Agent (each, a “Replacement Lender,” and collectively, the “Replacement Lenders”) to replace such Lender (the “Replaced Lender”); provided that (a) the notice from the Borrowers to the Replaced Lender and the Administrative Agent provided for hereinabove shall specify an effective date for such replacement (the “Replacement Effective Date”), which shall be at least five (5) Business Days after such notice is given, (b) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 11.7, pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with Everest Group and the Administrative Agent, all (but not less than all) of the Commitment, outstanding Loans and participations in Letters of Credit of the Replaced Lender, and, in connection therewith, shall pay (x) to the Replaced Lender, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and any participations in Letters of Credit, and (2) all accrued but unpaid fees owing to the Replaced Lender under Section 2.9, (y) to the Administrative Agent, for its own account, any amounts owing to the Administrative Agent by the Replaced Lender under Section 2.3(b), and (c) all other obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (b) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including, without limitation, amounts payable under Sections 2.16(a) and (b) which give rise to the replacement of such Replaced Lender and amounts payable under

Section 2.18 as a result of the actions required to be taken under this Section 2.19, shall be paid in full by the Borrowers to the Replaced Lender on or prior to the Replacement Effective Date.

2.20 Increase in Commitments.

(a)    From time to time on and after the Closing Date and prior to the Tranche 1 Termination Date, the Borrowers may, upon at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Tranche 1 Lenders), propose to increase the aggregate amount of the Tranche 1 Commitments by an amount which (i) is not less than $25,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, with respect to any such request nor (ii) when aggregated with all prior and concurrent increases in the Tranche 1 Commitments and Tranche 2 Commitments pursuant to this Section 2.20, is not in excess of $100,000,000. The Borrowers may increase the aggregate amount of the Tranche 1 Commitments by (x) having another lender or lenders (each, an “Additional Tranche 1 Lender”) become party to this Agreement, (y) agreeing with any Tranche 1 Lender (with the consent of such Lender in its sole discretion) to increase its Tranche 1 Commitment hereunder or (z) a combination of the procedures described in clauses (x) and (y) of this sentence.

(b)    From time to time on and after the Closing Date and prior to the Tranche 2 Termination Date, the Borrowers may, upon at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Tranche 2 Lenders), propose to increase the aggregate amount of the Tranche 2 Commitments by an amount which (i) is not less than $25,000,000 with respect to any such request nor (ii) when aggregated with all prior and concurrent increases in the Tranche 1 Commitments and Tranche 2 Commitments pursuant to this Section 2.20, is not in excess of $100,000,000. The Borrowers may increase the aggregate amount of the Tranche 2 Commitments by (x) having one or more Eligible Assignees (each, an “Additional Tranche 2 Lender” and collectively with the Additional Tranche 1 Lenders, the “Additional Lenders”) become party to this Agreement, (y) agreeing with any Tranche 2 Lender (with the consent of such Lender in its sole discretion) to increase its Tranche 2 Commitment hereunder or (z) a combination of the procedures described in clauses (x) and (y) of this sentence.

(c)    Upon any increase in the amount of the Tranche 1 Commitments or Tranche 2 Commitments, as the case may be, pursuant to this Section 2.20 (each, an “Additional Commitment”):

(i)	Each Additional Lender or existing Lender agreeing to increase its Commitments pursuant to this Section 2.20 (each, an “Increasing Lender”) shall enter into a Joinder Agreement pursuant to which such Additional Lender and/or Increasing Lender shall, as of the effective date, undertake an Additional Commitment (or, in the case of an Increasing Lender, pursuant to which such Increasing Lender’s Commitment shall be increased in the agreed amount on such date) and such Additional Lender shall thereupon become (or, if an Increasing Lender, continue to be) a “Lender” for all purposes hereof.

(ii)	The Borrowers shall in the event of an increase in the Tranche 1 Commitments, in coordination with the Administrative Agent, repay all outstanding

Loans and incur additional Loans from other Tranche 1 Lenders in each case so that the Tranche 1 Lenders participate in each Borrowing pro rata on the basis of their respective Tranche 1 Commitments (after giving effect to any increase in the Tranche 1 Commitments pursuant to this Section 2.20) and amounts payable under Section 2.18 as a result of the actions required to be taken under this Section 2.20, shall be paid in full by the Borrowers;

(iii)	If any such Additional Lender is a Foreign Lender, such Additional Lender shall deliver the forms required by Section 2.17(d); and

(iv)	Any Additional Commitment shall be subject to the prior written approval of the Issuing Lender.

2.21 Extension of Tranche 1 Maturity Date and Tranche 2 Maturity Date.

(a)    At least 30 days but not more than 60 days prior to the Tranche 1 Maturity Date and the Tranche 2 Maturity Date, the Borrowers, by written notice to the Administrative Agent, may request a single one-year extension of the Tranche 1 Maturity Date and/or the Tranche 2 Maturity Date. The Administrative Agent shall promptly notify each Lender holding a commitment that would be extended by such request of such request, and each such Lender shall in turn, in its sole discretion, not later than 20 days prior to the Tranche 1 Maturity Date and the Tranche 2 Maturity Date, notify the Borrowers and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any such Lender shall fail to notify the Administrative Agent and the Borrowers in writing of its consent to any such request at least 20 days prior to the Tranche 1 Maturity Date and the Tranche 2 Maturity Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrowers not later than 15 days prior to the Tranche 1 Maturity Date and the Tranche 2 Maturity Date of the decision of the Lenders regarding the Borrowers’ request for an extension of the Tranche 1 Maturity Date and Tranche 2 Maturity Date.

(b)    If all the Lenders holding a commitment that would be extended by such request consent in writing to any such request in accordance with Section 2.21(a), the Tranche 1 Maturity Date and/or Tranche 2 Maturity Date, as the case may be, in effect at such time shall, effective as of the original Tranche 1 Maturity Date and Tranche 2 Maturity Date (as applicable, the “Extension Date”), be extended for one year; provided that on the Extension Date the applicable conditions set forth in Section 4.2 shall be satisfied. If less than all of the Lenders consent in writing to any such request for an extension, the Tranche 1 Maturity Date and/or Tranche 2 Maturity Date, as applicable, in effect at such time shall, effective as of the Extension Date and subject to Section 2.21(d), be extended as to those Lenders that so consented (each a “Consenting Lender”), but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Tranche 1 Maturity Date and Tranche 2 Maturity Date is not extended as to any Lender pursuant to this Section 2.21 and the Commitment of such Lender is not assumed in accordance with Section 2.21(c) on or prior to the Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on the original Tranche 1 Maturity Date and Tranche 2 Maturity Date without any further notice or other action by the Borrowers, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.15, 2.16, 2.17, 2.18, and 11.2, and its obligations under Section 10.7 shall survive the Tranche 1 Maturity Date and Tranche 2 Maturity Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrowers for any requested extension of the Tranche 1 Maturity Date and Tranche 2 Maturity Date.

(c)    If less than all of the Lenders consent to any such request pursuant to Section 2.21(a), the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Extension Date of the amount of the Non-Consenting Lenders’ Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrowers and the Administrative Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrowers may arrange for one or more Consenting Lenders or other Eligible Assignees as Additional Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Additional Lender as a result of such substitution shall in no event be less than $5,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $5,000,000, in which case such Additional Lender shall assume all of such lesser amount; and provided further that:

(i)	any such Consenting Lender or Additional Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid fees owing to such Non-Consenting Lender as of the effective date of such assignment;

(ii)	all amounts payable to such Non-Consenting Lender under Section 11.2 and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

(iii)	with respect to any such Additional Lender, the processing fee required under Section 11.7(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender’s rights under Sections 2.15, 2.16, 2.17, 2.18, and 11.2, and its obligations under Section 10.7, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to the Extension Date, (A) each such Additional Lender, if any, shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance, duly executed by such Additional Lender, such Non-Consenting Lender, the Borrowers and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrowers and the Administrative Agent as to the increase in the amount of its Commitment and

(c)     each Non-Consenting Lender being replaced pursuant to this Section 2.21 shall have delivered to the Administrative Agent any Note held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Additional Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

(d)     If (after giving effect to any assignments or assumptions pursuant to Section 2.21(c)) any Lender consents in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction of the conditions in Section 4.2, the Tranche 1 Maturity Date and Tranche 2 Maturity Date shall be extended for the additional one year period as described in Section 2.21(a), and all references in this Agreement, and in the Notes, if any, to the “Tranche 1 Maturity Date” and “Tranche 2 Maturity Date” shall, with respect to each Consenting Lender and each Additional Lender refer to the Tranche 1 Maturity Date and Tranche 2 Maturity Date as so extended. Promptly following the Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Additional Lender) of the extension of the Tranche 1 Maturity Date and Tranche 2 Maturity Date and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Additional Lender.

ARTICLE III
LETTERS OF CREDIT

3.1 Issuance of Tranche 1 Letters of Credit. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the Tranche 1 Termination Date, and upon request by a Borrower in accordance with the provisions of Section 3.3, issue for the account of such Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the “Tranche 1 Letters of Credit”). The Stated Amount of each Tranche 1 Letter of Credit shall not be less than $100,000. Notwithstanding the foregoing:

(a)     No Tranche 1 Letter of Credit shall be issued if the Stated Amount thereof upon issuance when added to the aggregate Tranche 1 Credit Exposure, would exceed the aggregate Tranche 1 Commitments at such time;

(b)         Notwithstanding that a Tranche 1 Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary of a Borrower, such Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Tranche 1 Letter of Credit (and each Borrower hereby acknowledges that the issuance of Tranche 1 Letters of Credit for the benefit of its Subsidiaries inures to the benefit of each such Borrower and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries);

(c)     No Tranche 1 Letter of Credit shall be issued that by its terms expires later than one (1) year after its date of issuance; provided, however, that a Tranche 1 Letter of Credit may, if requested by the applicable Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less, unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Tranche 1 Letter of Credit; and

(d)     The Issuing Lender shall be under no obligation to issue any Tranche 1 Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Tranche 1 Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Tranche 1 Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Tranche 1 Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable or in effect as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Tranche 1 Lender, prior to the issuance of such Tranche 1 Letter of Credit that one or more of the conditions specified in Section 4.1 (if applicable) or Section 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Tranche 1 Letter of Credit would violate the provisions of Section 3.1(a).

3.2 Issuance of Tranche 2 Letters of Credit. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the Tranche 2 Termination Date, and upon request by a Borrower in accordance with the provisions of Section 3.3, issue for the account of such Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, the “Tranche 2 Letters of Credit” and collectively with the Tranche 1 Letters of Credit, the “Letters of Credit”). Each letter of credit issued under the Existing Reimbursement Agreement and outstanding immediately prior to the Closing Date shall be deemed to be a Tranche 2 Letter of Credit hereunder. The Stated Amount of each Tranche 2 Letter of Credit shall not be less than $100,000. Notwithstanding the foregoing:

(a)         No Tranche 2 Letter of Credit shall be issued if the Stated Amount thereof upon issuance, when added to the aggregate Tranche 2 Letter of Credit Exposure, would exceed the lesser of (y) the aggregate Tranche 2 Commitments and (z) the aggregate Collateral Value at such time;

(b)     No Tranche 2 Letter of Credit shall be issued to any Borrower the Stated Amount upon issuance of which, when added to the aggregate Tranche 2 Letter of Credit Exposure pertaining to such Borrower, would exceed the Collateral Value in such Borrower’s Custodial Account at such time;

(c)     Notwithstanding that a Tranche 2 Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, a Subsidiary of a Borrower, such Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Tranche 2 Letter of Credit (and each Borrower hereby acknowledges that the issuance of Tranche 2 Letters of Credit for the benefit of its Subsidiaries inures to the benefit of each such Borrower and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries);

(d)     No Tranche 2 Letter of Credit shall be issued that by its terms expires later than one (1) year after its date of issuance; provided, however, that a Tranche 2 Letter of Credit may, if requested by the applicable Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less, unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Tranche 2 Letter of Credit; and

(e)     The Issuing Lender shall be under no obligation to issue any Tranche 2 Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Tranche 2 Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Tranche 2 Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Tranche 2 Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable or in effect as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Tranche 2 Lender, prior to the issuance of such Tranche 2 Letter of Credit that one or more of the conditions specified in Section 4.1 (if applicable) or Section 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 3.2(a).

3.3 Notices.

(a)         Whenever a Borrower desires the issuance of a Letter of Credit, the respective Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three (3) Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) whether the Letter of Credit to be issued is a Tranche 1 Letter of Credit or

Tranche 2 Letter of Credit, (iii) the requested Stated Amount and expiry date of the Letter of Credit, and (iv) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrowers will also complete any application procedures and documents reasonably required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Tranche 1 Lender or Tranche 2 Lender as the case may be. The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Article III, be treated in all respects as the issuance of a new Letter of Credit.

(b)     In addition to any Letter of Credit Notice with respect to a Tranche 2 Letter of Credit, the Borrowers shall deliver to the Administrative Agent a Collateral Value Report not later than 11:00 a.m. Charlotte time on the Business Day immediately preceding the date on which such Tranche 2 Letter of Credit is to be issued.

3.4 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Tranche 1 Lender or Tranche 2 Lender, as the case may be, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Issuing Lender), an undivided interest and participation, pro rata in such Letter of Credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fees described in Sections 2.9(e), 2.9(h), and 2.9(i) shall be payable directly to the Issuing Lender as provided therein, and the other Lenders shall have no right to receive any portion thereof. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s pro rata share of each Reimbursement Obligation not reimbursed by the applicable Borrower on the date due as provided in Section 3.5 or of any reimbursement payment required to be refunded to the Borrowers for any reason. Upon any change in the Commitments of any of the Lenders pursuant to Sections 2.20, 2.21 or 11.7(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations under the Commitments to be so changed, there shall be an automatic adjustment to the participations pursuant to this Section 3.4 to reflect the new pro rata shares of the Lenders. Each Lender’s obligation to make payment to the Issuing Lender pursuant to this Section 3.4 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

3.5 Reimbursement. Each Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit issued to it (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a “Reimbursement Obligation”) forthwith upon, and in any event within one (1) Business Day after such Borrower’s receipt of notice of such payment by the Issuing Lender, together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Base Rate plus 2%, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the respective Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower’s obligations under this Section 3.5 or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section 3.5.

3.6 Obligations Absolute. The Reimbursement Obligations of each Borrower with respect to Letters of Credit issued to it (i) shall be irrevocable, (ii) shall remain in effect until the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit and (iii) except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Lender, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense (other than the defense of payment) or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(a)     Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

(b)     Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrowers have notice or knowledge thereof;

(c)         The existence of any claim, setoff, defense or other right that any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between such Borrower and the beneficiary named in any such Letter of Credit);

(d)     Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to strictly comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

(e)         Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face strictly to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(f)     The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

(g)     The occurrence of any Default or Event of Default; or

(h)     Any other circumstance or event whatsoever where the Issuing Lender has acted in good faith and has exercised due care in its examination of documents presented under a Letter of Credit, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any guarantor.

Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon each Borrower and each Lender and shall not create or result in any liability of the Lender to any Borrower or any Lender; provided that the Issuing Lender exercises due care in its examination of documents presented under any Letter of Credit; and provided, further, that this sentence shall not detract from any claim a Borrower may have against the Issuing Lender for wrongful dishonor of a draft or demand presented under a Letter of Credit. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s gross negligence or willful misconduct, (i) the Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

3.7 Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction or with the consent of the Required Lenders shall, require the Borrowers to deliver to the Administrative Agent such additional amount of cash as is equal to (x) the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) minus (y) the aggregate Collateral Value of all Collateral at such time and (ii) in the event of a prepayment under Section 2.6(b) or Section 2.6(c) (to the extent required by the provisos to such Sections), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”). The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for the Tranche 1 Letter of Credit Exposure and the Tranche 2 Letter of Credit Exposure, and for application to the Borrowers’ Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrowers (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrowers are required to provide cash collateral pursuant to Section 2.6(b)or Section 2.6(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers on demand; provided that after giving effect to such return (i) the Tranche 1 Credit Exposure at such time would not exceed the Tranche 1 Commitments at such time, (ii) the Tranche 2 Credit Exposure at such time would not the exceed lesser of (y) the Tranche 2 Commitments at such time and (z) the aggregate Collateral Value, and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrowers are required to provide cash collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all Events of Default have been cured or waived.

3.8 The Issuing Lender. The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided herein with respect to the Issuing Lender.

3.9 Effectiveness. Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrowers under this Article III shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

ARTICLE IV
CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Closing Date. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

(a)    the Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

(i)	to the extent requested by any Tranche 1 Lender in accordance with Section 2.4(d), a Note for such Tranche 1 Lender, in each case duly completed in accordance with the provisions of Section 2.4(d) and executed by each of the Borrowers;

(ii)	counterparts of the Security Agreement executed by each Borrower, together with:

(A)    all documents and instruments, including Uniform Commercial Code financing statements where applicable, required by law in each applicable jurisdiction or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

(B)    results of a recent search of the Uniform Commercial Code (or equivalent) filings made with respect to each Borrower in the jurisdictions contemplated in clause (i) above (including, without limitation, Washington D.C. and Bermuda) and in such other jurisdictions in which Collateral is located on the Closing Date which may be reasonably requested by the Administrative Agent, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Security Agreement or have been released; and

(C)    for each Custodial Account, an Account Control agreement with the applicable Custodian in the form specified in the Security Agreement (appropriately completed), with such changes thereto as may be reasonably acceptable to the Administrative Agent and each such Account Control Agreement shall be in full force and effect;

(iii)	a certificate, signed by the chief executive officer, chief financial officer, treasurer or comptroller of each Borrower, in form and substance satisfactory to the Administrative Agent, certifying that (A) all representations and warranties of such Borrower contained in this Agreement and the other Credit Documents are true and correct in all material respects as of the Closing Date (except representations and warranties which relate solely to a specific earlier date, which shall have been true and correct in all material respects as of such earlier date), both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the making of the initial Loans hereunder and the application of the proceeds thereof, (B) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the initial Loans hereunder and the application of the proceeds thereof, (C) there are no insurance regulatory proceedings pending or, to such individual’s knowledge, threatened against any Insurance Subsidiary in any jurisdiction that would reasonably be expected to have a Material Adverse Effect, and (D) both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, no event having a Material Adverse Effect has occurred since December 31, 2003 and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect;

(iv)	a certificate of the secretary or an assistant secretary of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying (A) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Borrower, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (B) that attached thereto is a true and complete copy of the bylaws or similar governing document of such Borrower, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (C) below were adopted to and including the date of such certificate, and (C) that attached thereto is a true and complete copy of resolutions adopted by the board of directors ( or similar governing body) of such Borrower authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement or any of the other Credit Documents, and attaching all such copies of the documents described above; and

(v)	a favorable opinion of (i) Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Borrowers, (ii) Joseph A. Gervasi, General Counsel of Everest Group, and (iii) Conyers Dill & Pearman, Bermuda counsel to the Borrowers, all in form and substance reasonably satisfactory to the Administrative Agent;

(b)    The Administrative Agent shall have received a certificate as of a recent date of the good standing of each Borrower under the laws of their respective jurisdictions of organization from the Secretary of State or Insurance Regulatory Authorities (or comparable Governmental Authority) of such jurisdiction;

(c)    All legal, tax, accounting, business and other matters relating to the Borrowers and their Subsidiaries, documentation and corporate or other proceedings incident to the transactions contemplated hereby shall be reasonably acceptable to the Administrative Agent; all approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to the Administrative Agent), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or that would reasonably be expected to have a Material Adverse Effect;

(d)    Since December 31, 2003, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement, there shall not have occurred any event having a Material Adverse Effect or any event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect;

(e)    The Borrowers shall have paid (i) to the Arranger and Wachovia, the fees required under the Fee Letter to be paid to them on the Closing Date, in the amounts due and payable on the Closing Date as required by the terms thereof, (ii) to the Administrative Agent, the initial payment of the annual administrative fee described in the Fee Letter, and (iii) all other fees and reasonable expenses of the Arranger, the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the transactions contemplated hereby;

(f)    The Administrative Agent shall have received a Covenant Compliance Worksheet, duly completed and certified by the chief financial officer, treasurer or comptroller of Everest Group and in form and substance satisfactory to the Administrative Agent, demonstrating the Borrowers’ compliance with the financial covenants set forth in Sections 7.1 and 7.2, determined on a pro forma basis as of September 30, 2004 after giving effect to the making of the initial Loans (if any) hereunder and the consummation of the transactions contemplated hereby;

(g)    The Administrative Agent shall have received evidence satisfactory to it that all amounts outstanding with respect to the Existing Reimbursement Agreement shall be repaid and satisfied in full and all commitments to extend credit under the Existing Reimbursement Agreement shall be terminated;

(h)    The Administrative Agent shall have received satisfactory confirmation from A.M. Best Company that the current financial strength rating of each Material Insurance Subsidiary that has such a rating is “A-” or better;

(i)	The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of each Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder; and

(j)    The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

4.2   Conditions Precedent to All Loans and Letters of Credit. The obligation of each Lender to make any Loan hereunder, including the initial Loans, and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

(a)     The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b) or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 3.3, as applicable;

(b)     Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date (in the case of the initial Loan made or Letter of Credit issued hereunder) and as of any such later Borrowing Date in the case of all subsequent Loans or date of issuance of a Letter of Credit (except those found at Section 5.10, clause (i) of Section 5.5, and clause (ii) of Section 5.13(c)), with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date); and

(c)     No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to, the Loans to be made or Letter of Credit to be issued on such date.

        Each giving of a Notice of Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrowers that the statements contained in subsections 4.2(b) and 4.2(c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

        To induce the Administrative Agent, the Issuing Lender and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Lender to issue Letters of Credit, each of the Borrowers represents and warrants to the Administrative Agent, the Issuing Lender and the Lenders as follows:

5.1 Corporate Organization and Power. Each of the Borrowers and their respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

5.2 Authorization; Enforceability. Each of the Borrowers has taken all necessary corporate action to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery by each Borrower party thereto will constitute, the legal, valid and binding obligation of each Borrower that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.

5.3 No Violation. The execution, delivery and performance by each Borrower of this Agreement and each of the other Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its certificate of incorporation or bylaws or contravene any other Requirement of Law applicable to it, (ii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iii) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to any Borrower or any other Subsidiary, to make loans or advances to any Borrower or any other Subsidiary, or to transfer any of its assets or properties to any Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Credit Documents or applicable Requirements of Law.

5.4     Governmental and Third-Party Authorization; Permits.

(a)     No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Borrower of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents.

(b)         Each of the Borrowers and their respective Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(c)     Schedule 5.4 lists with respect to each Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the “Licenses”), and indicates the type or types of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. (i) No such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) there is no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above, would individually or in the aggregate, have a Material Adverse Effect. No Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 5.4, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction.

5.5 Litigation. Except as disclosed in Everest Group’s 2003 Form 10 K and as supplemented in written disclosure to the Administrative Agent delivered prior to execution of this Agreement, there are no actions, investigations, suits or proceedings pending or threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person, against or affecting any Borrower, any of their respective Subsidiaries or any of their respective properties (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

5.6 Taxes. Each of the Borrowers and their respective Subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns are true, correct and complete in all material respects. There is no ongoing audit or examination or other investigation by any Governmental Authority of the tax liability of any Borrower or any of their respective Subsidiaries, and there is no unresolved claim by any Governmental Authority concerning the tax liability of any Borrower or any of their respective Subsidiaries for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP. No Borrower or any of their respective Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

5.7 Subsidiaries. Schedule 5.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of Everest Group and, as to each such Subsidiary, the percentage ownership (direct and indirect) in each class of its Capital Stock and each direct owner thereof. All of the issued and outstanding shares of Capital Stock of Everest Bermuda and Everest International are directly owned and held by Everest Group.

5.8 Full Disclosure. All factual information (other than financial projections and forecasts) heretofore or contemporaneously furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrowers or any of their respective Subsidiaries for purposes of or in connection with this Agreement, the other Credit Documents and the transactions contemplated hereby is, and all other such factual information (other than financial projections and forecasts) hereafter furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrowers or any of their respective Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

5.9 Margin Regulations. No Borrower or any of their respective Subsidiaries is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit fur such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

5.10 No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2003, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

5.11 Financial Matters.

(a)     Everest Group has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of Everest Group and its Subsidiaries as of December 31, 2003, 2002 and 2001 and the related statements of income, stockholders’ equity and cash flows for the fiscal years then ended, together with the opinion of PricewaterhouseCoopers thereon, and (ii) the unaudited consolidated balance sheet of Everest Group and its Subsidiaries as of September 30, 2004, and the related statements of income, stockholders’ equity and cash flows for the nine month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year end adjustments) and present fairly the financial condition of Everest Group and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of Everest Group and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to Everest Group or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

(b)         Everest Group has heretofore furnished to the Administrative Agent copies of (i) the Annual Statements of each Insurance Subsidiary as of December 31, 2003, 2002 and 2001 and for the fiscal years then ended, each as filed with the relevant Insurance Regulatory Authority, and (ii) the Quarterly Statements of each Insurance Subsidiary as of September 30, 2004, and for the nine month period then ended, each as filed with the relevant Insurance

Regulatory Authority (collectively, the “Historical Statutory Statements”). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared, in all material respects, in accordance with SAP (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by SAP and to normal year end adjustments), were in all material respects, in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flows of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with SAP, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

5.12 ERISA.

(a)     Each of the Borrowers and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date and is continuing, or (ii) to the knowledge of any Borrower, is reasonably expected to occur with respect to any Plan, in either case that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Plan has any Unfunded Pension Liability as of the date of the most recent actuarial report applicable thereto, and no Borrower or any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)     No Borrower nor any of their respective ERISA Affiliates has had a complete or partial withdrawal from any Multiemployer Plan for which there exists unsatisfied withdrawal liability that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no Borrower nor any of their respective ERISA Affiliates would become subject to any withdrawal liability under ERISA that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect if such Borrower or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date for the Multiemployer Plans. To the knowledge of each of the Borrowers, no Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

5.13 Environmental Matters.

(a)     No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by any Borrower or any of their respective Subsidiaries or, to the knowledge of each of the Borrowers, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of any Borrower or any of their respective Subsidiaries, except in compliance with all applicable Environmental Laws, and no portion of any such real property or, to the knowledge of each of the Borrowers, any other real property at any time leased, owned or operated by any Borrower or any of their respective Subsidiaries, has been contaminated by any Hazardous Substance; and no portion of any real property, leased or owned, of any Borrower or any of their respective Subsidiaries has been or, to the knowledge of each of the Borrowers, is presently the subject of an environmental audit, assessment or remedial action.

(b)     To the knowledge of each of the Borrowers, (i) no portion of any real property, leased or owned, of any Borrower or any of their respective Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by any Borrower or any of their respective Subsidiaries has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) and there are not and have never been any underground storage tanks situated on any real property, leased or owned, of any Borrower or any of their respective Subsidiaries.

(c)     Except as disclosed in Everest Group’s 2003 Form 10 K, (i) all activities and operations of each of the Borrowers and their respective Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, (ii) no Borrower or any of their respective Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect and (iii) to the knowledge of each of the Borrowers, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefor.

5.14 Compliance With Laws. Each of the Borrowers and their respective Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

5.15 Regulated Industries. No Borrower or any of their respective Subsidiaries is (i) an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company,” a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.16 Insurance. The assets, properties and business of each of the Borrowers and their respective Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or material premium increase has been received by any Borrower or any of their respective Subsidiaries with respect to any such policies, and each of the Borrowers and their respective Subsidiaries are in substantial compliance with all conditions contained therein.

5.17 OFAC; PATRIOT Act.

(a)     No Borrower or their respective Subsidiaries is a Sanctioned Person or does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.

(b)     Each of the Borrowers and their respective Subsidiaries is in compliance in all material respects with the PATRIOT Act. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.18 Security Documents. The Security Documents create a valid and enforceable security interest in and Lien upon all right, title and interest of each Borrower that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, superior to and prior to the rights of all third persons and subject to no other Liens except as specifically permitted therein. Upon the filing of a charge with the Bermuda Registrar of Companies, no filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which shall have been previously made.

ARTICLE VI
AFFIRMATIVE COVENANTS

        Each of the Borrowers covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

6.1     GAAP Financial Statements. Everest Group will deliver to each Lender:

(a)     As soon as available and in any event within fifty five (55) days (or, if earlier and if applicable to Everest Group, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2004, unaudited consolidated and, to the extent otherwise prepared for external distribution, consolidating balance sheets of Everest Group and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and, to the extent otherwise prepared for external distribution, consolidating statements of income, stockholders’ equity and cash flows for Everest Group and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated or consolidating figures as of the end of and for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; and

(b)     As soon as available and in any event within one hundred and five (105) days (or, if earlier and if applicable to Everest Group, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2004, (i) an audited consolidated balance sheet of Everest Group and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, stockholders’ equity and cash flows for Everest Group and its Subsidiaries for the fiscal year then ended, including the applicable notes, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by Everest Group or another independent certified public accounting firm of recognized national standing, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of Everest Group and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of Everest Group and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Default or Event of Default that would not be disclosed or revealed in the course of their audit examination, and (ii) to the extent otherwise prepared, an unaudited consolidating balance sheet of Everest Group and its Subsidiaries as of the end of such fiscal year and unaudited consolidating statements of income, stockholders’ equity and cash flows for Everest Group and its Subsidiaries for the fiscal year then ended, all in reasonable detail.

6.2     Statutory Financial Statements. Everest Group will deliver to each Lender:

(a)     As soon as available and in any event within fifty five (55) days after the end of each of the first three fiscal quarters of each fiscal year (or, in the case of Everest Insurance Company of Canada, within fifteen (15) days after the required filing date), beginning with the fiscal quarter ending September 30, 2004, a Quarterly Statement of each of its Insurance Subsidiaries as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

(b)     As soon as available and in any event within seventy five (75) days after the end of each fiscal year (or, in the case of Everest Insurance Company of Canada, within fifteen (15) days after the required filing date), beginning with the fiscal year ending December 31, 2004, an Annual Statement of each of its Insurance Subsidiaries as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with SAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year;

(c)     As soon as available and in any event within 135 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2004, an unaudited consolidated balance sheet of Everest Group and its Insurance Subsidiaries (other than Everest Insurance Company of Canada) as of the end of such fiscal year and unaudited consolidated statements of income, stockholders’ equity and cash flows for Everest Group and its Insurance Subsidiaries (other than Everest Reinsurance Company of Canada) for the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year, all prepared in accordance with SAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year; and

(d)     As soon as available and in any event within 165 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2004 (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to any Insurance Subsidiary), a certification by the independent certified public accounting firm referred to in Section 6.1(b) as to the Annual Statement of each such Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of such Insurance Subsidiary as of the date and for the period indicated in accordance with SAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during such year.

6.3     Other Business and Financial Information. Everest Group will deliver to each Lender:

(a)    Concurrently with each delivery of the financial statements described in Section 6.1, a Compliance Certificate in the form of Exhibit C with respect to the period covered by the financial statements then being delivered, executed by the chief financial officer, treasurer or comptroller of Everest Group, together with a Covenant Compliance Worksheet reflecting the computation of the respective financial covenants set forth in such Covenant Compliance Worksheet as of the last day of the period covered by such financial statements;

(b)    Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within 105 days after the end of each fiscal year (or, in the case of Everest Insurance Company of Canada, within fifteen (15) days of the required filing date), beginning with the fiscal year ended December 31, 2004, a copy of each Insurance Subsidiary’s “Statement of Actuarial Opinion” (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary’s loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith (but only if and to the extent required by the applicable Insurance Regulatory Authority with regard to such Insurance Subsidiary), each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary’s jurisdiction of domicile;

(c)    Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that Everest Group or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all reports (other than earnings press releases) on Form 10 Q, Form 10 K or Form 8 K (or their successor forms) or registration statements and prospectuses (other than on Form S 8 or its successor form) that Everest Group or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, (iii) all reports on Form A (or any successor form) that any Insurance Subsidiary shall file with any Insurance Regulatory Authority, (iv) all material reports on examination or similar material reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary’s insurance business, and (v) all material filings made under applicable state insurance holding company acts by Everest Group or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates;

(d)    Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of any Borrower obtaining knowledge thereof, written notice of any of the following:

(i)	the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of such Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that such Borrower has taken and proposes to take with respect thereto;

(ii)	the institution or threatened institution of any action, suit, investigation or proceeding against or affecting Everest Group or any of its Subsidiaries, including any such investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this subsection (d);

(iii)	the receipt by Everest Group or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (i) any notice asserting any failure by Everest Group or any of its Subsidiaries to be in compliance with applicable Requirements of Law or that threatens the taking of any action against Everest Group or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would have, or be reasonably likely to have, a Material Adverse Effect, or (ii) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of Everest Group or any of its Subsidiaries, where such action would have, or be reasonably likely to have, a Material Adverse Effect;

(iv)	the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of Everest Group specifying the details of such ERISA Event and the action that Everest Group has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to Everest Group or such ERISA Affiliate with respect to such ERISA Event;

(v)	the occurrence of any decrease in (y) the rating given by either Standard & Poor’s or Moody’s with respect to any Insurance Subsidiary’s claims paying ability or financial strength rating or (z) the rating given to any Insurance Subsidiary by A.M. Best Company;

(vi)	the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Material Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect; and

(vii)	any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of Everest Group setting forth the nature and period of existence thereof and the action that Everest Group has taken and proposes to take with respect thereto;

(e)    Promptly, notice of (i) the occurrence of any material amendment or modification (other than expiration) to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any such agreements that are in a runoff mode on the date hereof, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by Everest Group or any of its Subsidiaries of any written notice of any denial of coverage or claim, litigation or arbitration with respect to any Reinsurance Agreement to which it is a ceding party which would be reasonably likely to have a Material Adverse Effect;

(f)    As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of Everest Group or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as the Administrative Agent or any Lender may from time to time reasonably request.

6.4 Corporate Existence; Franchises; Maintenance of Properties. The Borrowers will, and will cause each of their Material Subsidiaries to, (i) except as expressly permitted otherwise by Section 8.1, maintain and preserve in full force and effect its legal existence, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years and (iv) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

6.5 Compliance with Laws. The Borrowers will, and will cause each of their respective Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not have, or be reasonably likely to have, a Material Adverse Effect.

6.6 Payment of Obligations. The Borrowers will, and will cause each of their respective Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have, a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrowers or any of their respective Subsidiaries; provided, however, that no Borrower or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

6.7 Insurance. The Borrowers will, and will cause each of their respective Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated; provided that the Borrowers and their respective Subsidiaries may self insure against risks consistent with customary industry practices for companies in the same or similar businesses, of similar size and with similar risk parameters.

6.8 Maintenance of Books and Records; Inspection. The Borrowers will, and will cause each of their respective Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP or SAP, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to Everest Group, the independent public accountants of Everest Group and its Subsidiaries (and by this provision the Borrowers authorize such accountants to discuss the finances and affairs of Everest Group and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

6.9 Dividends. Each Borrower will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to it as shall be necessary for such Borrower to make payments of the principal of and interest on the Loans in accordance with the terms of this Agreement. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to such Borrower, or for such Borrower to make any such principal or interest payments, each Borrower will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

6.10 USA Patriot Act Compliance. The Borrowers shall, and shall cause each of their respective Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

6.11 Collateral.

(a)     Pursuant to the Security Documents and as collateral security for the payment and performance of the Tranche 2 Obligations, the Borrowers shall grant and convey, or cause to be granted and conveyed, to the Administrative Agent for its benefit and the benefit of the Tranche 2 Lenders, a Lien and security interest in, to and upon the Collateral, prior and superior to all other Liens except for permitted Liens in favor of Custodians. Each Borrower shall cause the Collateral to be charged or pledged and be made subject to the Security Documents (in form and substance acceptable to the Administrative Agent) necessary for the perfection of the Lien and security interest in, to and upon the Collateral and for the exercise by the Administrative Agent and the Tranche 2 Lenders of their rights and remedies hereunder and thereunder.

(b)         Each Borrower shall deliver or cause to be delivered to the Administrative Agent a certificate executed by Everest Group, in the form of Exhibit F or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Administrative Agent), setting forth the aggregate Tranche 2 Letter of Credit Exposure of the Borrowers and of such Borrower, the Collateral Value of the Collateral by category and in the aggregate, and such other information as the Administrative Agent may reasonably request (such certificate, a “Collateral Value Report”), (A) on the Business Day immediately preceding the proposed date of issuance or renewal of a Tranche 2 Letter of Credit under Section 3.2, (B) within ten (10) Business Days after the end of each calendar month, (C) at and as of such other times as the Administrative Agent may reasonably request in its sole discretion and (D) at such other times as the Borrowers may desire.

6.12 Further Assurances. Each of the Borrowers will, and will cause each of their respective Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

ARTICLE VII
FINANCIAL COVENANTS

        Each of the Borrowers covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

7.1 Maximum Consolidated Indebtedness to Total Capitalization. The ratio of Consolidated Indebtedness to Total Capitalization as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2004 shall not be greater than 0.35 to 1.0.

7.2 Consolidated Net Worth. Consolidated Net Worth shall be at all times an amount not less than the Minimum Amount. For this purpose, the “Minimum Amount” is an amount equal to the sum of (i) the Base Amount plus (ii) (A) 25% of Consolidated Net Income for each fiscal quarter of Everest Group for which financial statements are available, ending on or after the date on which the current Base Amount became effective and before the last day of the current Fiscal Year, for which such Consolidated Net Income is positive and (B) 50% of any increase in Consolidated Net Worth during such period attributable to the issuance of ordinary and preferred shares. The “Base Amount” shall be $2,373,000,000 as of December 31, 2003 and shall be reset on the last day of each Fiscal Year thereafter to equal the greater of (x) 70% of Consolidated Net Worth as of the last day of such Fiscal Year and (y) the Minimum Amount in effect immediately prior to such last day.

ARTICLE VIII
NEGATIVE COVENANTS

        Each of the Borrowers covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

8.1 Fundamental Changes. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that any Borrower or any Subsidiary may merge into or consolidate with any other Person so long as (y) the surviving corporation is a Borrower or a Wholly Owned Subsidiary of a Borrower (and in any event, if a Borrower is a party to such merger or consolidation, the surviving corporation shall be such Borrower, it being understood and agreed that in the case of a merger or consolidation between a Subsidiary Borrower with Everest Group, the survivor corporation of such merger or consolidation shall be Everest Group), and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

8.2 Indebtedness. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

(i)	Indebtedness created hereunder;

(ii)	Indebtedness incurred by the Borrowers; provided that any such Indebtedness shall either rank pari passu in right of payment to the Obligations or be subordinated in right of payment to the Obligations;

(iii)	Indebtedness incurred by Everest Holdings that is permitted under the Holdings Credit Agreement (without regard to any amendment, restatement, modification or termination of the Holdings Credit Agreement);

(iv)	indorsements of negotiable instruments in the ordinary course of business;

(v)	accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money; provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

(vi)	loans and advances by any Borrower or any Subsidiary to any other Subsidiary or by any Subsidiary to any Borrower;

(vii)	Indebtedness in connection with Permitted Liens; and

(viii)	Indebtedness incurred by Everest Group or any Subsidiary of Everest Group under Hedge Agreements entered into by such Person in the ordinary course of its business.

8.3 Liens. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement (other than the Credit Documents) or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i)	Liens in favor of the Administrative Agent and the Tranche 2 Lenders created by or otherwise existing under or in connection with this Agreement and the other Credit Documents;

(ii)	Liens in existence on the Closing Date and set forth on Schedule 8.3 and extensions, renewals and replacements thereof so long as the outstanding principal amount of the Indebtedness secured by any such Lien is not increased;

(iii)	Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(iv)	Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(i)) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(v)	Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(vi)	Liens in connection with pledges and deposits made pursuant to statutory and regulatory requirements of Insurance Regulatory Authorities by an Insurance Subsidiary in the ordinary course of its business, for the purpose of securing regulatory capital or satisfying other financial responsibility requirements;

(vii)	Liens upon cash and United States government and agency securities and other investment assets of Everest Group and its Subsidiaries securing (A) obligations incurred in connection with reverse repurchase transactions and other similar investment management transactions, (B) obligations in respect of trust or other security arrangements formed to secure reinsurance transactions of such types and in such amounts as are customary for companies similar to Everest Group in size and lines of business and that are entered into by Everest Group and its Subsidiaries in the ordinary course of business and (C) obligations arising under Hedge Agreements entered into by any Borrower in the ordinary course of its business;

(viii)	Purchase money Liens upon real or personal property used by the Everest Group or any of its Subsidiaries in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases, and including mortgages or deeds of trust upon real property and improvements thereon); provided that any such Lien (A) shall attach to such property concurrently with or within ninety (90) days after the acquisition thereof by Everest Group or such Subsidiary, (B) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to Everest Group or such Subsidiary and (C) shall not encumber any other property of Everest Group or any of its Subsidiaries;

(ix)	Any attachment or judgment Lien not constituting an Event of Default under Section 9.1(h) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(x)	With respect to any real property occupied by Everest Group or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

(xi)	Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

(xii)	Liens incurred in the ordinary course of business in favor of securities intermediaries and clearing agents pending clearance of payments for investment or in the nature of set-off, banker’s lien or similar rights as to deposit accounts or other funds;

(xiii)	Liens on marketable securities and cash or cash equivalents securing letter of credit facilities in an aggregate amount not to exceed $500,000,000 at any time;

(xiv)	Liens in favor of the trustee or agent under any agreement or indenture relating to Indebtedness of Everest Group and its Subsidiaries permitted under this Agreement, covering sums required to be deposited with such trustee or agent thereunder; and

(xv)	Liens not otherwise permitted by this Section 8.3 securing Indebtedness in an aggregate principal amount not at any time exceeding 5% of Consolidated Net Worth.

8.4 Disposition of Assets. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any Person providing for the lease by any Borrower or any Subsidiary as lessee of any asset that has been sold or transferred by such Borrower or such Subsidiary to such Person, or agree to do any of the foregoing, except for:

(i)	sales of investments in the ordinary course of business;

(ii)	the sale or exchange of used or obsolete equipment to the extent (y) the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment or (z) such equipment is no longer necessary for the operations of the applicable Borrower or its applicable Subsidiary in the ordinary course of business;

(iii)	the sale, lease or other disposition of assets by a Subsidiary of a Borrower to such Borrower or to another Wholly Owned Subsidiary, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority; provided that (x) immediately after giving effect thereto, no Default or Event of Default would exist, (y) in no event shall Everest Group contribute, sell or otherwise transfer, or permit any Insurance Subsidiary to issue or sell, any of the Capital Stock of such Insurance Subsidiary to any Person other than a Borrower, and (z) such sale or disposition would not adversely affect the ability of any Insurance Subsidiary party thereto to pay dividends or otherwise make distributions to the Borrower; and

(iv)	the sale or disposition of assets outside the ordinary course of business; provided that (x) immediately after giving effect thereto, no Default or Event of Default would exist, (y) in no event shall Everest Group sell or otherwise dispose of any of the Capital Stock or other ownership interests of Everest Bermuda or Everest International and (z) in no event shall a Borrower sell or otherwise dispose of any of the Capital Stock or other ownership interests of a Subsidiary Borrower to the extent that, after giving effect to such sale or other disposition, such Subsidiary Borrower is no longer (A) a Subsidiary of a Borrower and (B) a Borrower no longer possesses the power to direct or cause the direction of the management and policies of such Subsidiary Borrower.

8.5 Transactions with Affiliates. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of such Borrower or such Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person other than an Affiliate of such Borrower or such Subsidiary; provided, however, that nothing contained in this Section 8.5 shall prohibit:

(i)	transactions between and among Everest Group and its Wholly Owned Subsidiaries or between and among Wholly Owned Subsidiaries of Everest Group, provided, however, that such transactions are made in the ordinary course of its business and upon fair and reasonable terms or as otherwise required by law;

(ii)	transactions under incentive compensation plans, stock option plans and other employee benefit plans, and loans and advances from the Everest Group or any of its Subsidiaries to its officers, in each case that have been approved by the board of directors, or a committee thereof, of Everest Group or any of its Subsidiaries; and

(iii)	the payment by Everest Group of reasonable and customary fees to members of its board of directors.

8.6 Restricted Payments. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except (i) that any Subsidiary may declare and pay dividends on or make distributions to a Borrower or to a Wholly Owned Subsidiary, (ii) any Subsidiary that is not a Wholly Owned Subsidiary may declare and pay dividends on or make distributions to a Person that is not a Borrower or a Wholly Owned Subsidiary so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends or distributions, (iii) Everest Group may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire or otherwise acquire its Capital Stock so long as no Default or Event of Default has occurred and is continuing before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions and (iv) dividends may be paid on Trust Preferred Securities to the extent that the trust issuing the same has received payments on subordinated debentures issued with respect thereto, provided all such payments are permitted by the provisions governing any such debentures.

8.7 Lines of Business. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, engage to any material extent in any business other than the insurance and reinsurance business (including the life reinsurance business) and other businesses engaged in by the Borrowers and their respective Subsidiaries on the date hereof or a business reasonably related thereto.

8.8 Fiscal Year. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless (i) Everest Group shall have given the Administrative Agent written notice of its intention to change such ending date at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Administrative Agent, to reflect the new fiscal year ending date.

8.9 Ratings. The Borrowers will not permit or cause the financial strength rating of Everest Bermuda by A.M. Best Company to be lower than “A-” at any time.

8.10 Accounting Changes. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required or permitted by GAAP or SAP, as applicable.

8.11 Limitation on Certain Restrictions. The Borrowers will not, and will not permit or cause any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of such Borrower to perform and comply with its obligations under the Credit Documents or (ii) the ability of any Subsidiary of such Borrower to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to such Borrower or any other Subsidiary, to make loans or advances to such Borrower or any other Subsidiary, or to transfer any of its assets or properties to such Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (a) the Credit Documents, (b) applicable Requirements of Law, (c) the Holdings Credit Agreement, (d) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Everest Group or any of its Subsidiaries, (e) customary provisions restricting assignment of any licensing agreement (in which Everest Group or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by Everest Group or any of its Subsidiaries in the ordinary course of business, (f) restrictions on the transfer of any asset permitted by Section 8.4 pending the close of the sale of such asset, (g) restrictions on the transfer of any asset subject to a Lien permitted by Section 8.3, (h) agreements entered into by an Insurance Subsidiary with an Insurance Regulatory Authority, (i) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (j) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and not otherwise prohibited by this Agreement and (k) pursuant to any agreement or instrument relating to any Indebtedness of a Subsidiary permitted under Section 8.2,(A)if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Holdings Credit Agreement as of the date hereof or (B) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings and (1) such encumbrance or restriction will not have a material adverse effect on the ability of the Borrowers to make payments of the Obligations as and when due and (2) do not restrict the granting of any Lien or the depositing of Collateral or Cash Collateral contemplated or required hereunder or under any other Credit Document.

8.12 Collateral. Each of the Borrowers will not permit (i) the aggregate Tranche 2 Letter of Credit Exposure to exceed the lesser of (y) the aggregate Tranche 2 Commitments and (z) the aggregate Collateral Value at such time, (ii) the Tranche 2 Letter of Credit Exposure pertaining to it to exceed the Collateral Value in its Custodial Account, (iii) the rating of any security included within the calculation of Collateral Value to be less than the minimum rating assigned to such security on Schedule 1.1(b), or (iv) other than U.S. Government Securities, no single issue or issuer shall comprise greater than 10% of the Collateral at any time; provided that but subject to Section 9.2(c), if (A) the aggregate Tranche 2 Letter of Credit Exposure at any time shall exceed the lesser of (y) the aggregate Tranche 2 Commitments and (z) the aggregate Collateral Value at such time or (B) the Tranche 2 Letter of Credit Exposure pertaining to any Borrower at any time shall exceed the Collateral Value in such Borrower’s Custodial Account at such time, the Borrowers shall have three (3) Business Days to deposit additional Collateral (or cash collateral as set forth in Section 3.7 in the event the Tranche 2 Letter of Credit Exposure exceeds the Tranche 2 Commitments) having an aggregate Collateral Value at least equal to such excess into its Custodial Account. The Borrowers may from time to time add Collateral to or sell, deliver, transfer or otherwise withdraw Collateral from its Custodial Account (including, without limitation, by trading of securities), but only so long as (x) immediately after giving effect thereto no Default or Event of Default would exist and (y) with respect to the addition or termination (or removal as Collateral) of Custodial Accounts, the Borrowers comply with any applicable restrictions and conditions set forth in the Security Documents. At any time when (i) a Collateral Value Report reveals that the Collateral Value of the Collateral in a Borrower’s Custodial Account exceeds the Tranche 2 Letter of Credit Exposure pertaining to such Borrower and (ii) no Default or Event of Default has occurred and is continuing, such Borrower may request by written notice to the Administrative Agent to release Collateral having a Collateral

Value equal to such excess, and the Administrative Agent shall release and direct the Custodian to release such excess Collateral to such Borrower or upon their order.

8.13 Private Act. No Borrower will become subject to a Private Act which, in the reasonable determination of the Administrative Agent, would be adverse in any material respect to the rights or interests of the Lenders.

ARTICLE IX
EVENTS OF DEFAULT

9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a)     Any Borrower shall fail to pay (i) any principal of any Loan or any Reimbursement Obligation when due or (ii) any interest on any Loan, any fee or any other Obligation under this Agreement or under the other Credit Documents within three (3) Business Days after such interest, fee or other amount becomes due in accordance with the terms hereof or thereof; or

(b)     Any Borrower shall fail to, or fail to cause its Subsidiaries to, observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.3(d)(i) or 6.4(i), Article VII, Sections 8.1 through 8.4, inclusive, and Sections 8.6, 8.7, 8.9, 8.10, 8.11, 8.12 or 8.13; or

(c)     Any Borrower shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in subsections (a) and (b) above, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of any Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrowers; or

(d)     Any representation or warranty made or deemed made by or on behalf of any Borrower or any of its Subsidiaries in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or

(e)    Everest Group or any of its Subsidiaries shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $50,000,000 or its equivalent in any other currency or (z) any termination or other payment under any Hedge Agreement having a net termination obligation of at least $50,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with the giving of notice, lapse of time, or both), such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity; or

(f)     Everest Group or any of its Material Subsidiaries, shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (g) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing; or

(g)     Any involuntary petition or case shall be filed or commenced against the Everest Group or any of its Material Subsidiaries, seeking liquidation, winding up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

(h)     Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in excess of $50,000,000 (or its equivalent in any other currency) shall be entered or filed against Everest Group or any of its Subsidiaries or any of their respective properties, and (i) the same shall not be dismissed, stayed or discharged within sixty (60) days or is not otherwise being appropriately contested in good faith and in a manner reasonably satisfactory to all of the Lenders, or (ii) the same shall not be dismissed, stayed or discharged within five (5) days prior to any proposed sale of assets of Everest Group or any such Subsidiary pursuant thereto, or (iii) any action shall be legally taken by a judgment creditor to levy upon assets of Everest Group or any of its Subsidiaries to enforce the same; or

(i)     Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events then existing, there shall exist a reasonable likelihood of liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $5,000,000 with respect to Everest Group or any ERISA Affiliate; or

(j)     Any Insurance Regulatory Authority or other Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Material Insurance Subsidiary; or

(k)     Any one or more licenses, permits, accreditations or authorizations of Everest Group or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by Everest Group or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or

(l)     At any time, Everest Bermuda or Everest International shall cease to be a Wholly Owned Subsidiary of Everest Group;

(m)     Any Security Document to which any Borrower is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender, or any Borrower shall assert any of the foregoing; or the obligations of Everest Group under Article XII shall for any reason cease to be in full force and effect, or Everest Group or any Person acting on its behalf shall deny or disaffirm its obligations set forth thereunder; or

(n)     Any of the following shall occur: (i) any Person or group of Persons acting in concert as a partnership or other group, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Everest Group representing 30% or more of the combined voting power of the then outstanding securities of Everest Group ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) the Board of Directors of Everest Group shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of Everest Group as of the date hereof (or their replacements approved as herein required); or

(o)     Other than as a result of the appointment of a successor Custodian, any Custodial Agreement with respect to any Custodial Account that holds any Collateral is amended or modified in any manner that is inconsistent with the terms of the Security Documents or that otherwise could reasonably be expected to have a Material Adverse Effect, or is terminated, or ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect, or any party thereto denies that it has any further liability or obligation thereunder.

9.2 Remedies; Termination of Commitments, Acceleration, Etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

(a)     Declare the Commitments and the Issuing Lender’s obligation to issue Letters of Credit to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f), Section 9.1(g) or Section 9.1(j), the Commitments and the Issuing Lender’s obligation to issue Letters of Credit shall automatically be terminated);

(b)     Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement, the Notes and the other Credit Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers (provided that, upon the occurrence of an Event of Default pursuant to Section 9.1(f), Section 9.1(g) or Section 9.1(j), all of the outstanding principal amount of the Loans and all other amounts described in this subsection (b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrowers);

(c)     Direct the Borrowers to deposit (and the Borrowers hereby agree, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.7; and

(d)     Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

9.3 Remedies; Set Off. In addition to all other rights and remedies available under the Credit Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, the Issuing Lender and each of their respective Affiliates may, and each is hereby authorized at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrowers, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held (including at any branches or agencies, wherever located), and any other indebtedness at any time owing, by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower against any or all of the Obligations of the Borrowers now or hereafter existing under this Agreement or any other Credit Documents to such Lender or the Issuing Lender, whether or not such Obligations may be contingent or unmatured, the Borrowers hereby granting to each Lender, the Issuing Lender and each of their respective Affiliates a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender and the Issuing Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE X
THE ADMINISTRATIVE AGENT

10.1 Appointment. Subject to Section 10.9, each Lender (for purposes of this Article, references to the Lenders shall also mean the Issuing Lender) hereby irrevocably appoints and authorizes Wachovia to act as Administrative Agent hereunder and under the other Credit Documents and to take such actions as agent on its behalf hereunder and under the other Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Administrative Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

10.2 Nature of Duties. The Administrative Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Credit Document, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations or liabilities in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care. The Administrative Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Credit Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders).

10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender for any action taken or omitted to be taken by it or such Person under or in connection with the Credit Documents, except for its or such Person’s own gross negligence or willful misconduct, (ii) responsible in any manner to any Lender for any recitals, statements, information, representations or warranties herein or in any other Credit Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Credit Document, or for the financial condition of Everest Group, its Subsidiaries or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of Everest Group or any of its Subsidiaries.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, statement, consent or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent may deem and treat each Lender as the owner of its interest hereunder for all purposes hereof unless and until a written notice of the assignment, negotiation or transfer thereof shall have been given to the Administrative Agent in accordance with the provisions of this Agreement. The Administrative Agent shall be entitled to refrain from taking or omitting to take any action in connection with this Agreement or any other Credit Document (i) if such action or omission would, in the reasonable opinion of the Administrative Agent, violate any applicable law or any provision of this Agreement or any other Credit Document or (ii) unless and until it shall have received such advice or concurrence of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders) as it deems appropriate or it shall first have been indemnified to its satisfaction by the Lenders against any and all liability and expense (other than liability and expense arising from its own gross negligence or willful misconduct) that may be incurred by it by reason of taking, continuing to take or omitting to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent’s acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where a higher percentage of the Lenders is expressly required hereunder, such Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (including all subsequent Lenders).

10.5 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent or any such Person hereinafter taken, including any review of the affairs of Everest Group and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Everest Group and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers hereunder, and (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Credit Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Everest Group and its Subsidiaries. Except as expressly provided in this Agreement and the other Credit Documents, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of Everest Group, its Subsidiaries or any other Person that may at any time come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

10.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from any Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto. The Administrative Agent shall (subject to Sections 10.4 and 11.6) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all of the Lenders.

10.7 Indemnification. To the extent the Administrative Agent is not reimbursed by or on behalf of the Borrowers, and without limiting the obligation of the Borrowers to do so, the Lenders agree (i) to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including, without limitation, at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Credit Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, and (ii) to reimburse the Administrative Agent upon demand, ratably in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, for any expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Credit Documents (including, without limitation, reasonable attorneys’ fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Lenders); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified.

10.8 The Administrative Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Note or Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not performing the agency duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, make investments in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of its Subsidiaries or any of their respective Affiliates as if the Administrative Agent were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

10.9 Successor Agent. The Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice to the Borrowers and the Lenders. Upon any such notice of resignation, the Required Lenders will, with the prior written consent of the Borrowers (which consent shall not be unreasonably withheld), appoint from among the Lenders a successor to the Administrative Agent (provided that the Borrowers’ consent shall not be required in the event an Event of Default shall have occurred and be continuing). If no successor to the Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within such thirty-day period, then the retiring Administrative Agent may, on behalf of the Lenders and after consulting with the Lenders and the Borrowers, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent. If no successor to the Administrative Agent has accepted appointment as Administrative Agent by the thirtieth (30th) day following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall thereafter perform all of the duties of the Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for hereinabove.

10.10 Collateral and Guaranty Matters.

(a)     The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Administrative Agent in its discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

(b)     The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien granted to or held by the Administrative Agent upon any Collateral (A) upon termination of the Commitments, termination, expiration or cash collateralization of all outstanding Tranche 2 Letters of Credit and payment in full of all of the Tranche 2 Obligations then due and payable, (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented in writing or (C) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document, (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 8.3(viii); and (iii) to release Everest Group from its obligations under Article XII hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release Everest Group from its obligations under Article XII, pursuant to this Section 10.10(b).

10.11 Issuing Lender. The provisions of this Article X (other than Section 10.8) shall apply to the Issuing Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

10.12 No Other Duties, Etc. Notwithstanding any other provision of this Agreement or any of the other Credit Documents, any Lenders identified on the cover page of this Agreement or elsewhere herein as a “Documentation Agent” or in any similar capacity are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

ARTICLE XI
MISCELLANEOUS

11.1 Fees and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

11.2 Indemnification. Each Borrower agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to indemnify and hold harmless the Administrative Agent, the Arranger and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an “Indemnified Person”) from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, “Indemnified Costs”), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Credit Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans or Letters of Credit (including, without limitation, in connection with the actual or alleged generation, presence, discharge or release of any Hazardous Substances on, into or from, or the transportation of Hazardous Substances to or from, any real property at any time owned or leased by Everest Group or any of its Subsidiaries, any other Environmental Claims or any violation of or liability under any Environmental Law), any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent determined by a final and nonappealable judgment of a court of competent jurisdiction or pursuant to arbitration as set forth herein to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrowers, as and when incurred and upon demand. Borrowers also agree not to assert any claim for special, indirect, consequential or punitive damages against the Administrative Agent, the Issuing Lender, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to the Notes, this Agreement, any other Credit Document any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or Letters of Credit.

11.3 Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL (EXCEPT AS MAY BE EXPRESSLY OTHERWISE PROVIDED IN ANY CREDIT DOCUMENT) BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES); PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR APPLICATION THEREFOR OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES OF THE INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE “ISP”), AND, AS TO MATTERS NOT GOVERNED BY THE ISP, THE LAWS OF THE STATE OF NEW

YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). NOTWITHSTANDING THE FOREGOING CHOICE OF LAW, EACH BORROWER HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR NEW YORK COUNTY, NEW YORK OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA OR THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY PROCEEDING TO WHICH THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING LENDER OR ANY LENDER OR ANY BORROWER IS A PARTY. INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING LENDER OR ANY LENDER OR ANY BORROWER. EACH BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH PROCEEDING. EACH BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ARRANGER, THE ISSUING LENDER OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

11.4 Waiver of Trial by Jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11.5 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

(i)	if to the Borrowers, the Administrative Agent, or the Issuing Lender, to it at the address (or telecopier number) specified for such person on Schedule 1.1(a); and

(ii)	if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

or in each case, to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

11.6 Amendments Waivers, Etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by the Borrowers from, any provision of this Agreement or any other Credit Document, shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)     unless agreed to by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations (other than fees payable to the Administrative Agent, the Arranger or the Issuing Lender for their own account), (ii) except as contemplated by Section 2.21, extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory reduction or termination of any Commitments), extend the time of payment of any Reimbursement Obligation or any interest thereon, extend the expiry date of any Letter of Credit beyond the Tranche 1 Maturity Date or Tranche 2 Maturity Date, as the case may be, or extend the time of payment of any fees hereunder (other than fees payable to the Administrative Agent, the Arranger or the Issuing Lender for its own account); or (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Section 4.2 or of any Default or Event of Default or mandatory reduction in the Commitments, if agreed to by the Required Lenders, Required Tranche 1 Lenders, Required Tranche 2 Lenders or all Lenders (as may be required hereunder with respect to such waiver), shall not constitute such an increase); and

(b)         unless agreed to by all of the Lenders, (i) release Everest Group from its obligations under Article XII (other than as may be otherwise specifically provided in this Agreement or in any other Credit Document), (ii) reduce the percentage of the aggregate

Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Lenders”), (iii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, or (iv) change any provision of Section 2.15 or this Section 11.6; and

(c)     unless agreed to by all of the Tranche 1 Lenders, change the percentage set forth in the definition of “Required Tranche 1 Lenders” (it being understood that no consent of any other Lender or the Administrative Agent is required);

(d)     unless agreed to by all of the Tranche 2 Lenders, change the percentage set forth in the definition of “Required Tranche 2 Lenders” (it being understood that no consent of any other Lender or the Administrative Agent is required);

(e)     unless agreed to by the Required Tranche 1 Lenders, (i) except for any such changes to which Section 11.6(a) applies, change any provision of Article III, or (ii) amend, modify or waive any condition precedent to any Borrowing of Loans or issuance of a Tranche 1 Letter of Credit set forth in Section 4.2 (including in connection with any waiver of an existing Default or Event of Default);

(f)     unless agreed to by the Required Tranche 2 Lenders, (i) except for any such changes to which Section 11.6(a) applies, change any provision of Article III, (ii) amend or modify the definition of “Collateral Value” or Schedule 1.1(b), or (iii) amend, modify or waive any condition precedent to any issuance of a Tranche 2 Letter of Credit set forth in Section 4.2 (including in connection with any waiver of an existing Default or Event of Default);

(g)     unless agreed to by all of the Tranche 2 Lenders (except as may be otherwise specifically provided in this Agreement or in any other Credit Document), release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Credit Document);

(h)     unless agreed to by the Issuing Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents; and

        provided further that the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

11.7 Assignments, Participations.

(a)     Each Lender may assign to one or more other Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it, the Note or Notes held by it and participations in Letters of Credit); provided, however, that (i) any such assignment (other than an assignment to a Lender or an Affiliate of a Lender) shall not be made without the prior written consent of the Administrative Agent, the Issuing Lender and the Borrowers (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that the Borrowers’ consent shall not be required in the event an Event of Default shall have occurred and be continuing), (ii) each such assignment shall be of a uniform, and not varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement, (iii) unless otherwise waived by the Borrowers and the Administrative Agent, except in the case of an assignment to a Lender or an Affiliate of a Lender, no such assignment shall be in an aggregate principal amount (determined as of the date of the Assignment and Acceptance with respect to such assignment) less than $10,000,000; provided, however, the limitation on assignment in this clause (iii) shall be no less than the aggregate principal amount of $5,000,000 (determined as of the date of the Assignment and Acceptance with respect to such assignment) if an Event of Default shall have occurred and be continuing; and (iv) the parties to each such assignment will execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,500 to the Administrative Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least five (5) Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree), (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have (in addition to any rights and obligations theretofore held by it) the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Unless otherwise waived by the Borrower, each Assignee which was not previously a Lender hereunder and which is a Foreign Lender shall, within three Business Days of becoming a party hereto, deliver the forms required by Section 2.17(d).

(b)     The Administrative Agent will maintain at its address for notices referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and each Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee and, if required, counterexecuted by the Borrowers, together with the Note or Notes subject to such assignment and the processing fee referred to in subsection (a) above, the Administrative Agent will (i) accept such Assignment and Acceptance, (ii) on the effective date thereof, record the information contained therein in the Register and (iii) give notice thereof to the Borrowers and the Lenders. If requested by or on behalf of the Assignee, the Borrowers, at their own expense, will execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of the Assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments of the Assignee and (to the extent of any retained interests) the assigning Lender, dated the date of the replaced Note or Notes and otherwise in substantially the form of Exhibit A. The Administrative Agent will return canceled Notes to Everest Group.

(d)     Each Lender may, without the consent of the Borrowers, the Administrative Agent or any other Lender, sell to one or more other Persons (each, a “Participant”) participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it, and the Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations, (ii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Credit Document (except as to actions that would (x) reduce or forgive the principal amount of any Loan or any Reimbursement Obligation, reduce the rate of or forgive any interest thereon, or reduce or forgive any fees or other Obligations, (y) extend the maturity date or any other date fixed for the payment of any principal of or interest on any Loan or any Reimbursement Obligation, any fees or any other Obligations, or (z) increase or extend any Commitment of any Lender), and (iii) no Participant shall have any rights under this Agreement or any of the other Credit Documents, each Participant’s rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.16(a), 2.16(b), 2.17, 2.18, and 9.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made; provided that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

(e)     Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom; provided, however, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

(f)     Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrowers and their respective Subsidiaries furnished to it by or on behalf of any other party hereto; provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.13.

11.8 No Waiver. The rights and remedies of the Administrative Agent, the Arranger and each Lender expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent, the Arranger or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrowers and the Administrative Agent, the Arranger or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrowers in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent, the Arranger or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

11.9 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrowers shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement or any other Credit Document without the prior written consent of all of the Lenders and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Credit Documents as are provided for under and pursuant to the provisions of Section 11.7.

11.10 Survival. All representations, warranties and agreements made by or on behalf of the Borrowers or any of their respective Subsidiaries in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.16(a), 2.16(b), 2.17, 2.18, 10.7, 11.1 and 11.2, shall survive the payment in full of the Loans, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

11.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

11.12 Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control.

11.13 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential, pursuant to its customary procedures for handling confidential information of a similar nature and in accordance with safe and sound banking practices, all nonpublic information provided to it by or on behalf of Everest Group or any of its Subsidiaries in connection with this Agreement or any other Credit Document; provided, however, that each of the Administrative Agent and each Lender may disclose such information (i) to its affiliates, directors, employees and agents and to its auditors, counsel and other professional advisors (provided such persons are informed of the confidential nature of such nonpublic information and are instructed by the Lender to keep such nonpublic information confidential to the same extent required hereunder), (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over the Administrative Agent or such Lender or any of their respective Affiliates, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law, (iii) in connection with any proceeding to enforce its rights hereunder or under any other Credit Document or in any other litigation or proceeding in connection with the Credit Documents, (iv) to the Administrative Agent, the Arranger or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 11.7(f).

11.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.15 Disclosure of Information. The Borrowers agree and consent to the Administrative Agent’s and the Arranger’s disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications; provided that as to any disclosure of information not made publicly available by the Borrowers, Everest Group shall have the right to consent to such disclosure (such consent not to be unreasonably withheld or delayed).

11.16 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

11.17 Entire Agreement. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM WACHOVIA AND THE ARRANGER TO THE BORROWERS DATED OCTOBER 28, 2004, BUT SPECIFICALLY EXCLUDING THE FEE LETTER AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

11.18 USA Patriot Act Notice. Each Lender that is subject to the Act (as defined below) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

11.19 Addition and Termination of Borrowers.

(a)    Everest Group may from time to time after the Closing Date designate one or more Subsidiaries as an additional Borrower. The effective date of any designation of an additional Borrower shall be the date upon which each of the conditions set forth in Section 4.2 and the following terms and conditions shall have been satisfied or waived in accordance with the terms of this Agreement (the “Designation Date”):

(i)	On or prior to the applicable Designation Date, each such Person shall enter into an appropriately completed Assumption Agreement; and

(ii)	On or prior to the applicable Designation Date, the Administrative Agent shall have received from such Person, the items required to be delivered under Sections 4.1(a) and 4.1(b) with respect to such Person in substantially the same form delivered to the Administrative Agent on the Closing Date.

(b)    So long as (i) the principal of and interest on any Loans made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, (ii) no Letters of Credit shall be outstanding for the account of such Subsidiary Borrower, and (iii) no other Obligations of such Subsidiary Borrower shall remain outstanding, Everest Group may, by not less than two Business Days’ prior written notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary’s status as a “Subsidiary Borrower” hereunder.

ARTICLE XII
THE GUARANTY

12.1 The Guaranty.

(a)     In order to induce the Lender to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Everest Group from the proceeds of the Loans and the issuance of the Letters of Credit, Everest Group hereby unconditionally, absolutely and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of each of the other Borrowers under the Credit Documents including, without limitation, the principal of and interest on the Loans and Reimbursement Obligations owing by such other Borrowers pursuant to this Agreement. This Guaranty is a guaranty of payment and not of collection. Upon failure by any Borrower to pay punctually any such amount, Everest Group agrees to pay forthwith on demand the amount not so paid at the place and in the manner specified in this Agreement.

12.2 Guaranty Unconditional. The obligations of Everest Group under this Article XII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)	any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Credit Documents, by operation of law or otherwise;

(ii)	any modification or amendment of or supplement to any of the Credit Documents;

(iii)	any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Credit Documents;

(iv)	any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Credit Documents;

(v)	the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Lender or any other corporation or person, whether in connection with any of the Credit Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)	any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Credit Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal interest or any other amount payable under any of the Credit Documents;

(vii)	any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation of the Lenders’ rights with respect thereto; or

(viii)	any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, the Issuing Lender, any Lender or any other corporation or person or any other circumstance whatsoever (other than the defense of payment) which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to Everest Group’s obligations under this Article XII.

12.3 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Everest Group’s obligations under this Article XII shall remain in full force and effect until the commitments of the Lenders hereunder shall have terminated, no Letters of Credit shall be outstanding and all amounts payable by the other Borrowers under the Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by a Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Borrower or otherwise, Everest Group’s obligations under this Article XII with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

12.4 Waiver by Everest Group. Everest Group irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person. Everest Group warrants and agrees that each waiver set forth in this Section 12.4 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

12.5 Subrogation. Everest Group hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower, or any other insider guarantor that arise from the existence, payment, performance or enforcement of Everest Group’s obligations under or in respect of this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against any other Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations payable under this Agreement shall have been paid in full in cash, no Letters of Credit shall be outstanding and the commitments of the Lenders hereunder shall have expired or been terminated. If any amount shall be paid to Everest Group in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Guaranty, and (b) the Final Maturity Date, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of Everest Group and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit

Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) Everest Group shall make payment to any Lender of all or any amounts payable under this Guaranty, (ii) all amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Final Maturity Date shall have occurred, the Lenders will, at Everest Group’s request and expense, execute and deliver to Everest Group appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Everest Group of an interest in the obligations resulting from such payment made by Everest Group pursuant to this Guaranty.

12.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under any of the Credit Documents is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Everest Group under this Article XII forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

12.7 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all Obligations payable under this Agreement and (ii) the Final Maturity Date, (b) be binding upon Everest Group, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 11.7.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

EVEREST RE GROUP, LTD.

By: /s/ STEPHEN L. LIMAURO
Title: Executive Vice President and Chief Financial Officer
EVEREST REINSURANCE (BERMUDA), LTD.

By: /s/ MARK DE SARAM
Title: CEO and Managing Director
EVEREST INTERNATIONAL REINSURANCE, LTD.

By: /s/ STEPHEN L. LIMAURO
Title: Chairman

(signatures continued)

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and as a Lender
By: /s/ WILLIAM R. GOLEY
Name: William R. Goley
Title: Director

BARCLAYS BANK PLC, as a Documentation Agent and as a Lender

By: /s/ PAUL JOHNSON
Title: Director

CITIBANK, N.A., as a Documentation Agent and as a Lender

By: /s/ MICHAEL A. TAYLOR
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Documentation Agent and as a Lender

By: /s/ RUTH LEUNG
Title: Director
By: /s/ JOHN S. MCGILL
Title: Director

THE ROYAL BANK OF SCOTLAND PLC, as a Documentation Agent and as a Lender

By: /s/ JO CUNNINGHAM
Title: Relationship Director

HSBC BANK USA, N.A., as a Lender

By: /s/ DANIEL SERRAO
Title: Senior Vice President

ING BANK N.V., LONDON BRANCH, as a Lender

By: /s/ N.J. MARCHANT M. SHARMAN
Title: Director Managing Director

THE BANK OF NEW YORK, as a Lender

By: /s/ JASON E. KNIGHT
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By: /s/ TIMOTHY CASSIDY
Title: Vice President

S-10

EXHIBIT A

Borrower’s Taxpayer Identification No. ___________

NOTE

$___________	[Date]

Charlotte, North Carolina

        FOR VALUE RECEIVED, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda,] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda,] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the “Borrower”), hereby promises to pay to the order of

        ______________________________ (the “Lender”), at the offices of Wachovia Bank, National Association (the “Administrative Agent”) located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of December 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the other Borrowers named therein, the Lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent, the principal sum of

        __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Loans made by the Lender to the Borrower, under the terms and conditions of this promissory note (this “Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

        This Note is one of the Notes referred to in the Credit Agreement and is issued to evidence the Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

        In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

        In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

        This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York, without regard to principles of conflict of laws (excluding New York General Obligations Law § 5-1401). The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina or New York County, New York, although the Lender shall not be limited to bringing an action in such courts.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.

[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA), LTD.]
[EVEREST INTERNATIONAL REINSURANCE, LTD.]
By: _________________________________
Title: _________________________________

EXHIBIT B-1

NOTICE OF BORROWING

[Date]

Wachovia Bank, National Association, as Administrative Agent
Charlotte Plaza Building, CP-23
201 South College Street
Charlotte, North Carolina   28288-0680
Attention:   Syndication Agency Services

Ladies and Gentlemen:

        The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda,] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda,] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the “Borrower”), refers to the Credit Agreement, dated as of December 8, 2004, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the “Lenders”), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:

(i)	The aggregate principal amount of the Proposed Borrowing is $_______________.[1]

(ii)	The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].[2]

(iii)	[The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].][3]

        1Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement.

        2Select the applicable Type of Loans.

        3Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

(iv)	The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).[4]

        The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

A. Each of the representations and warranties contained in Article V of the Credit Agreement [(except for the representations and warranties contained in Sections5.17 of the Credit Agreement)][5] and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct in all material respects as of such date);

B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

C. After giving effect to the Proposed Borrowing, the aggregate Tranche 1 Credit Exposure will not exceed the aggregate Tranche 1 Commitment.

Very truly yours,
[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA), LTD.]
[EVEREST INTERNATIONAL REINSURANCE, LTD.]
By: _________________________________
Title: _________________________________

        4Written notice must be received on a Business Day (i) not later than 11:00 a.m., Charlotte time, three (3) Business Days prior to the Borrowing Date (in the case of LIBOR Loans) and (ii) not later than 10:00 a.m., Charlotte time, on the Borrowing Date (in the case of Base Rate Loans).

        5 Borrower is required to make the representations and warranties contained in Sections 5.17 only upon the Initial Borrowing.

EXHIBIT B-2

NOTICE OF CONVERSION/CONTINUATION

[Date]

Wachovia Bank, National Association, as Administrative Agent
Charlotte Plaza Building, CP-23
201 South College Street
Charlotte, North Carolina   28288-0680
Attention:   Syndication Agency Services

Ladies and Gentlemen:

        The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda,] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda,] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the “Borrower”), refers to the Credit Agreement, dated as of December 8, 2004, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the “Lenders”), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.11(b) of the Credit Agreement:

(i)	The Proposed [Conversion] [Continuation] is requested to be made on _______________.[2]

(ii)

The Proposed [Conversion] [Continuation] involves $____________[3] in aggregate principal amount of Loans made pursuant to a Borrowing on ________________,[4] which Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].[5]

         1Insert “conversion” or “continuation” throughout the notice, as applicable.

         2Shall be a Business Day at least one (1) Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three (3) Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.

        3Amount of Proposed Conversion or Continuation must comply with Section 2.11(a) of the Credit Agreement.

        4Insert the applicable Borrowing Date for the Loans being converted or continued.

(iii)	[The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].][6]

        [The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].]7

Very truly yours,
[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA), LTD.]
[EVEREST INTERNATIONAL REINSURANCE, LTD.]
By: _________________________________
Title: _________________________________

        5Complete with the applicable bracketed language.

        6Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

        7Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans.

2

EXHIBIT B-3

LETTER OF CREDIT NOTICE

[Date]

Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza Building
201 South College Street, 8th Floor NC 0680
Charlotte, North Carolina 28288
Attention:   Syndication Agency Services

Wachovia Bank, National Association,
as Administrative Agent
301 South College Street, 6th Floor NC0760
Charlotte, North Carolina 28288-0760
Attn: Laura Douglas / Will Goley

Ladies and Gentlemen:

        The undersigned, [EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda,] [EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda,] [EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda] (the “Borrower”), refers to the Credit Agreement, dated as of December 8, 2004, among the Borrower, the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the “Lenders”), and you, as Administrative Agent for the Lenders (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 3.3 of the Credit Agreement, hereby gives you, as Issuing Lender, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the “Requested Letter of Credit”) as required by Section 3.2 of the Credit Agreement:

(i)     The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.1

(ii)     The Requested Letter of Credit is a [Tranche 1 Letter of Credit][Tranche 2 Letter of Credit].2

1Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

(iii)     The Stated Amount of the Requested Letter of Credit is $____________.

(iv)     The expiry date of the Requested Letter of Credit is ______________.

(v)     The name and address of the beneficiary of the Requested Letter of Credit is __________________________________________________________.

        The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

        The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

        A.   Each of the representations and warranties contained in Article V of the Credit Agreement [(except for the representations and warranties contained in Sections5.17 of the Credit Agreement)]3 and in the other Credit Documents is and will be true and correct in all material respects on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct in all material respects as of such date);

        B.   No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

        C.   [After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Loans outstanding, and (ii) the aggregate Tranche 1 Letter of Credit Exposure of all Tranche 1 Lenders, will not exceed the aggregate Tranche 1 Commitments.]4 [After giving effect to the issuance of the Requested Letter of Credit, the aggregate Tranche 2 Letter of Credit Exposure of all Tranche 2 Lenders, will not exceed the lesser of (i) the aggregate Tranche 2 Commitments and (ii) the aggregate Collateral Value.]5

        D.   [After giving effect to the issuance of the Requested Letter of Credit, the aggregate Tranche 2 Exposure pertaining to the Borrower will not exceed the Collateral Value in the Borrower’s Custodial Account.]6

2 Specify whether the Letter of Credit to be issued is a Tranche 1 Letter of Credit or Tranche 2 Letter of Credit.

3 Borrower is required to make the representations and warranties contained in Sections 5.17 only upon the Initial Borrowing.

4 For Tranche 1 Letters of Credit only.

5 For Tranche 2 Letters of Credit only.

6 For Tranche 2 Letters of Credit only.

2

Very truly yours,
[EVEREST RE GROUP, LTD.]
[EVEREST REINSURANCE (BERMUDA), LTD.]
[EVEREST INTERNATIONAL REINSURANCE, LTD.]
By: _________________________________
Title: _________________________________

3

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

        THIS CERTIFICATE is given pursuant to Section 6.3(a) of the Credit Agreement, dated as of December 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda (“Everest Group”), the other Borrowers named therein, certain banks and other financial institutions from time to time parties thereto (the “Lenders”), and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

        The undersigned hereby certifies that:

        1.        He is the [Chief Financial Officer][Treasurer][Comptroller] of Everest Group.

        2.        Enclosed with this Certificate are copies of the financial statements of Everest Group and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [6.1(a)][6.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]1 and fairly the financial condition of Everest Group and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of Everest Group and its Subsidiaries on a consolidated basis for the period covered thereby.

        3.        The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of Everest Group and its Subsidiaries during the accounting period covered by such financial statements.

        4.        The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that Everest has taken or proposes to take with respect thereto].

        5.        Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants subject in whole or in part to GAAP set forth in Article VII of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________¸___.

EVEREST RE GROUP, LTD.
By: ____________________________________
Name: ____________________________________
Title: ____________________________________

1 Insert in the case of quarterly financial statements.

ATTACHMENT A
GAAP COVENANT COMPLIANCE WORKSHEET
A. Consolidated Indebtedness to Total Capitalization (Section 7.1 of the Credit Agreement)
(1) Consolidated Indebtedness as of the date of determination (excluding, to the extent otherwise included, amounts due to Trust Preferred Securities)		$________
(2) Total Capitalization of the Borrower as of such date
(a) Consolidated Indebtedness as of such date (from Line 1 above)	$________
(b) Consolidated Net Worth as of such date (excluding Disqualified Capital Stock)	$________
(c) Aggregate redemption value of all Trust Preferred Securities as of such date	$________
(d) Sum of Line 2(a), Line 2(b) and Line 2(c)	$________
(3) Trust Preferred Securities exclusion: Multiply Line 2(d) by 15%	$________
(4) Adjustment for Trust Preferred Securities: Subtract line (3) from Line 2(c) (if not a positive number, enter 0)		$________
(5) Consolidated Indebtedness plus Trust Preferred Securities adjustment: Add Line 1 and Line 4		$________
(6) Consolidated Indebtedness (as adjusted) to Total Capitalization as of the date of determination: Divide Line 5 by Line 2(d)
(7) Maximum Consolidated Indebtedness to Total Capitalization Ratio as of the date of determination		0.35 : 1.0

D. Minimum Consolidated Net Worth
(Section 7.2 of the Credit Agreement)
(1) Consolidated Net Worth as of the date of determination:	$________
(2) Minimum Amount as of the date of determination:
(a) Base Amount: [1]	$2,373,000,000
(b) Consolidated Net Income per fiscal quarter (commencing on or after December 31, 2004)	$________
(c) Net Income Adjustment Multiply Line 2(b) by 0.25		$________
(d) Increase in Consolidated Net Worth attributable to the issuance of ordinary and preferred shares	$________
(e) Net Worth Adjustment Multiply Line 2(d) by 0.50		$________
(f) Minimum Consolidated Net Worth as of the Date of Determination			$________
Add Lines 2(a), Line 2(c) and Line 2(e)

1 “Base Amount” shall be $2,373,000,000as of December 31, 2004 and shall be reset on the last day of each Fiscal Year thereafter to equal the greater of (x) 70% of Consolidated Net Worth as of the last day of such Fiscal Year and (y) the Minimum Amount in effect immediately prior to such last day.

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

        THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

        For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an Affiliate of [identify Lender]1]

3.	Borrowers: Everest Re Group, Ltd. Everest Reinsurance (Bermuda), Ltd. Everest International Reinsurance, Ltd.

4.	Administrative Agent: Wachovia Bank, National Association, as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement: Credit Agreement, dated as of December 8, 2004 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrowers, certain lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent.

6.	Assigned Interest:

Facility Assigned [2]	Aggregate Amount of Commitment/Loans/ Letter of Credit Exposure for all Lenders [3]	Amount of Commitment/Loans /Letter of Credit Exposure Assigned [3]	Percentage Assigned of Commitment/Loans/ Letter of Credit Exposure [4]	CUSIP Number [5]
	$	$	%
	$	$	%
	$	$	%

7.	Trade Date: ______________________________] [6]

8.	Effective Date: ______________ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]
By: _________________________________
Title: _________________________________

ASSIGNEE:
[NAME OF ASSIGNEE]
By: _________________________________
Title: _________________________________

[Consented to and]7 Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender
By: _________________________________
Title: _________________________________

[signatures continue on next page]

3

[Consented to:]8

EVEREST RE GROUP, LTD.

By: _________________________________
Title: _________________________________
EVEREST REINSURANCE (BERMUDA), LTD.

By: _________________________________
Title: _________________________________
EVEREST INTERNATIONAL REINSURANCE, LTD.

By: _________________________________
Title: _________________________________

[1]	Select as applicable.
[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Tranche 1 Commitment” and/or “Tranche 2 Commitment”).
[3]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	Insert if applicable.
[6]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[7]	To be added only if the consent of the Administrative Agent and/or Issuing Lender is required by the terms of the Credit Agreement.
[8]	To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

         ANNEX 1 to Assignment and Assumption

Credit Agreement, dated as of December 8, 2004, among Everest Re Group, Ltd., a company organized under the laws of Bermuda (“Everest Group”), Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda (“Everest Bermuda”), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda (“Everest International”, and collectively with Everest Group and Everest Bermuda, the “Borrowers”), certain Lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

        1.       Representations and Warranties.

        1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

        1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

        2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

        3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

EXHIBIT E

FORM OF
PLEDGE AND SECURITY AGREEMENT

        THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 8th day of December, 2004 (this “Agreement”), is made among EVEREST RE GROUP, LTD., a company organized under the laws of Bermuda (“Everest Group”), EVEREST REINSURANCE (BERMUDA), LTD., a company organized under the laws of Bermuda (“Everest Bermuda”), EVEREST INTERNATIONAL REINSURANCE, LTD., a company organized under the laws of Bermuda (“Everest International”, and collectively with Everest Group and Everest Bermuda, the “Pledgors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), as Administrative Agent for the Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative Agent”). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement referred to below.

RECITALS

        A.     The Pledgors, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of December 8, 2004 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), providing for the availability of certain credit facilities to the Pledgors upon the terms and subject to the conditions set forth therein.

        B.     As a condition to the extension of credit to the Pledgors under the Credit Agreement, Everest Group has guaranteed to the Secured Parties the payment in full of the Obligations of Everest Bermuda and Everest International under the Credit Agreement and the other Credit Documents.

        C.     It is a condition to the extension of credit to the Pledgors under the Credit Agreement that each Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of the Tranche 2 Obligations under the Credit Agreement and the other Credit Documents. The Secured Parties are relying on this Agreement in their decision to extend credit to the Pledgors under the Credit Agreement, and would not enter into the Credit Agreement without the execution and delivery of this Agreement by each of the Pledgors.

STATEMENT OF AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Credit Agreement and to extend credit to the Pledgors thereunder, each Pledgor hereby agrees as follows:

        1.  Pledge and Grant of Security Interest. Each Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Lenders (including the Issuing Lender in its capacity as such) and the Administrative Agent (collectively, the “Secured Parties”), and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following property and assets of such Pledgor, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i) Each account listed on Annex A hereto, established by the applicable Custodian for and in the name of the applicable Pledgor listed on such Annex A (such accounts, together with any successor or replacement accounts and any new accounts added to the Collateral pursuant to Section 4(d), and all sub-accounts, including deposit accounts, created under any of the foregoing, collectively, the “Accounts,” and individually, an “Account”):

(ii) all securities, money, instruments and other assets now or at any time hereafter deposited or held in or transferred in or credited to or carried in any of the Accounts, including, without limitation, all bonds, debentures, stock and other securities (whether certificated or uncertificated and whether in registered, bearer or book-entry form), security entitlements, securities accounts and other investment property and all promissory notes, negotiable instruments, certificates of deposit, deposit accounts, financial assets, cash and cash equivalents, together with all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 5); all additions, replacements, substitutions and exchanges to or for any of the foregoing; and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character; together with all certificates, instruments and entries upon the books of any Custodian or any other securities intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising, (the securities and other assets described in this clause (ii), together with the Accounts, collectively, the “Pledged Assets”); and

(iii) any and all proceeds (as defined in the Uniform Commercial Code) of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (y) all payments under any insurance (whether or not the Administrative Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

        2.  Security for Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of (a) all Tranche 2 Obligations of each of the Pledgors under the Credit Agreement, this Agreement (including all fees, costs and expenses payable by each such Pledgor under Section 9) and the other Credit Documents (including interest accruing after the filing of a petition or commencement of a case by or with respect to any Pledgor seeking relief under any applicable federal, foreign and state laws pertaining to bankruptcy,

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reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (b) in the case of Everest Group, all of its liabilities and obligations under the Guaranty with respect to the Tranche 2 Obligations under Article XII of the Credit Agreement, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due (including obligations of performance), and including all such obligations that, but for the operation of the automatic stay under Section 362(a) of the federal Bankruptcy Code (Title 11, U.S. Code), would become due (the liabilities and obligations of the Pledgors described in this Section 2, collectively, the “Secured Obligations”).

        3.  Representations and Warranties. Each Pledgor represents and warrants as follows:

        (a)   Each Pledgor owns the Accounts established in its name as set forth herein, and all other Collateral purported to be pledged by it hereunder, in each case free and clear of any Liens except for the Liens granted to the Secured Parties, pursuant to this Agreement and except for Liens in favor of the Custodian (“Custodian Liens”). No security agreement or financing statement with respect to all or any part of the interests of any Pledgor in the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except Uniform Commercial Code financing statements naming the Administrative Agent as secured party.

        (b)   With respect to each Account and the Pledged Assets held or contained therein or credited thereto, this Agreement, together with (i) the execution by the applicable Custodian of a control agreement with respect to each such Account in substantially the form of Exhibit A hereto or otherwise satisfying the applicable requirements of Sections 8-106 and 9-104 of the Uniform Commercial Code (each, a “Control Agreement”), and (ii) to the extent the laws of Bermuda are applicable, the registration of the charge created by this Agreement with the Bermuda Registrar of Companies on Form 9 pursuant to Section 55 of the Companies Act 1981, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral owned by such Pledgor in favor of the Administrative Agent, for the benefit of the Secured Parties, superior and prior to the rights of all other Persons therein (except for the security interest created by this Agreement and except for Custodian Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest.

        4.  Certain Covenants.

        (a)   Each Pledgor agrees that in the event any security and other property received by such Pledgor to be credited to an Account is registered in the name of such Pledgor, payable to the order of such Pledgor or specially indorsed to such Pledgor, such Pledgor shall deliver such security or other property to the applicable Custodian indorsed to such Custodian or in blank.

        (b)   No Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex B, or (iii) change the jurisdiction

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of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise), unless in each case such Pledgor has (1) given twenty (20) days’ prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3(b).

        (c)   Except as permitted by the Credit Agreement, no Pledgor will sell, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Secured Parties hereunder, the Custodian Liens and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Credit Agreement. No Pledgor will purchase any securities on margin using any of the Collateral as collateral.

        (d)   Any Pledgor may add a new Custodial Account as an “Account” under this Agreement, and/or terminate an Account or remove an Account as Collateral hereunder, in each case by executing and delivering to the Administrative Agent a completed supplement to this Agreement in the form of Exhibit B (each, a “Pledge Supplement”); provided that (i) prior to or concurrently with the addition of any new Account, the applicable Pledgor shall deliver or cause to be delivered to the Administrative Agent a true and correct copy of a statement of such Account prepared by the Custodian thereof, indicating the contents of such Account as of a recent date, a new Control Agreement (or supplement to an existing Control Agreement) executed by the applicable Custodian and the Pledgor, evidencing the establishment of such Account and the perfection of the security interest of the Administrative Agent therein, and (if applicable) a copy of any new Custodial Agreement with respect to such Account, and (ii) no Pledgor may terminate an Account or remove an Account as Collateral hereunder unless, immediately after giving effect thereto, (A) the Collateral Value (with respect to all remaining Accounts of such Pledgor and all other Collateral pledged by such Pledgor pursuant to any Credit Document) would equal or exceed the sum of the Stated Amount of such Pledgor’s Tranche 2 Letters of Credit plus such Pledgor’s Tranche 2 Reimbursement Obligations and (B) no other Default or Event of Default would exist. Each Pledgor hereby authorizes the Administrative Agent to attach each such Pledge Supplement to this Agreement, and agrees that all Collateral listed or referred to on any Pledge Supplement shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof.

        (e)   In the event any Custodian gives notice of termination of any Control Agreement covering an Account where any Pledged Assets are held, the applicable Pledgors shall have the right to appoint a successor Custodian, which shall be a commercial bank or trust company organized under the laws of the United States or of any State thereof and having a combined

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capital and surplus of at least $1,000,000,000 and which appointment shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided that prior to the effective date of such termination (i) each applicable Pledgor shall have entered into a custodial agreement with the successor Custodian in form and substance reasonably satisfactory to the Administrative Agent, (ii) the retiring Custodian shall have transferred the financial assets and other property (including cash) contained in each applicable Account to the successor Custodian, and (iii) the successor Custodian and each applicable Pledgor shall have entered into a Control Agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and the applicable Pledgors shall have executed and delivered or caused to be delivered all such other documents, opinions and instruments, and taken all such other action, reasonably requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the affected Collateral. If no successor Custodian shall have been so appointed by the Pledgors, and shall have accepted such appointment, prior to the effective date of termination of the applicable Control Agreement, then the Administrative Agent may, on behalf of the Pledgors, appoint a successor Custodian or may direct the retiring Custodian to transfer the financial assets and other property (including cash) contained in each applicable Account to the Administrative Agent, to be held by the Administrative Agent as Collateral for the benefit of the Secured Parties.

        (f)   Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

        5.  Voting Rights; Dividends and other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein or in any other Credit Document, (i) each Pledgor shall be entitled (as against the Administrative Agent and subject to the terms of any custodial or other agreements with any Custodian) to exercise all voting and other consensual rights pertaining to its Pledged Assets, and (ii) all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Assets may be paid to the applicable Custodian and retained in the Accounts for the benefit of the Pledgors, as applicable, or distributed to the Pledgors, as applicable; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default and upon notice from the Administrative Agent to the applicable Custodian, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). All interest, income, dividends, distributions or other amounts that are received by any Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements). For purposes of the foregoing provisions of this Section and to the extent applicable thereto, each Pledgor hereby waives the requirement of Sections 9-207(c)(1) and (c)(2) of the Uniform Commercial Code that the Administrative Agent apply any money or funds received from the Collateral to reduce the Secured Obligations.

        6.  Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights,

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powers and remedies provided for herein or otherwise available to it under any other Credit Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

        (a)   To notify each Custodian of the Event of Default and to direct each Custodian immediately to cease complying with entitlement orders or other directions concerning the Accounts originated by or on behalf of any Pledgor and to cease distributing interest and dividends on property in the Accounts to or for the benefit of the Pledgors, and thereafter to comply with entitlement orders and other directions concerning the Accounts originated by the Administrative Agent;

        (b)   To notify the parties obligated on any of the Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Pledgor in respect of any Collateral shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of any Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

        (c)   To direct each Custodian to transfer to or register in the name of the Administrative Agent or the name of any of its agents or nominees all or any part of the Collateral, and thereafter to do the same, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

        (d)   To exercise all voting, consensual and other rights and powers pertaining to the Pledged Assets (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to the Pledged Assets as if it were the absolute owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Pledged Assets with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Assets, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; and in furtherance of the foregoing and without limitation thereof, each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent as the true and lawful proxy and attorney-in-fact of such Pledgor, with full power of substitution in the premises, to exercise, while an Event of Default has occurred and is

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continuing, all such voting, consensual and other rights and powers to which any holder of any Pledged Assets would be entitled by virtue of holding the same, which proxy and power of attorney, being coupled with an interest, is irrevocable and shall be effective for so long as this Agreement shall be in effect;

        (e)   To sell, resell, assign and deliver, and to direct each Custodian to sell, resell, assign and deliver, in the sole discretion of the Administrative Agent, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Assets may be listed, at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell or direct the resale of such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the applicable Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral; and

        (f)   The Administrative Agent shall not deliver a Notice of Exclusive Control (as defined in any Control Agreement) or any other entitlement order with respect to any Pledged Asset unless an Event of Default has occurred and is continuing.

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        7.  Application of Proceeds.

        (a)   All Proceeds collected by the Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

(i) first, to the payment of all reasonable costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel and all other amounts payable to the Administrative Agent under Section 9;

(ii) second, after payment in full of the amounts specified in clause (i) above, to the payment of all amounts owing by any Pledgor to the Administrative Agent and the Issuing Lender in connection with Tranche 2 Letters of Credit pursuant to any of the Credit Documents in their respective capacities as such;

(iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, to the payment of all other Secured Obligations owing to the Secured Parties; and

(iv) fourth, after payment in full of the amounts specified in clauses (i), (ii) and (iii) above, and following the occurrence of the Termination Requirements (as hereinafter defined), to the Pledgors or any other Person lawfully entitled to receive such surplus.

        (b)   Each Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of such Pledgor’s Secured Obligations. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

        (c)   Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in subsection (a) above.

        (d)   Each of the Secured Parties, by their acceptance of the benefits hereof and of the other Credit Documents, agrees and acknowledges that if any Secured Party receives a distribution on account of undrawn amounts with respect to Tranche 2 Letters of Credit issued

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under the Credit Agreement, such amounts shall be paid to the Administrative Agent and held by it, for the ratable benefit of the Secured Parties, as cash collateral for the repayment of the Secured Obligations as provided for in subsection (d) above.

        8.  Private Sales. Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Assets conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Pledged Assets for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be made in such manner at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be not deemed to have not been made in a commercially reasonable manner solely by virtue of such restrictions and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Assets for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election not to conduct any such public sales or delay the sale of any Pledged Assets, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Assets may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

        9.  Indemnity and Expenses. Each Pledgor agrees:

        (a)   To indemnify and hold harmless the Administrative Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

        (b)   To pay and reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Administrative Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Sections 6 and 8), under any of the other Credit Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof. The

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provisions of this Section shall survive the occurrence of the Termination Requirements (as hereinafter defined).

        10.  The Administrative Agent; Standard of Care. The Administrative Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Credit Documents, are only those expressly set forth in this Agreement and the other Credit Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Tranche 2 Lenders on the terms and conditions set forth in the Credit Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

        11.  Authorization to File Financing Statements. Each Pledgor hereby irrevocably authorizes the Administrative Agent, at the expense of the Pledgors, at any time and from time to time, to file in any filing office in any jurisdiction any initial financing statement and amendments thereto (in each case indicating the Collateral) in order to perfect and preserve the Administrative Agent’s security interest in the Collateral without the signature of such Pledgor.

        12.  Further Assurances; Attorney-in-Fact.

        (a)   Each Pledgor agrees that it will join with the Administrative Agent to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Administrative Agent’s security interest in the Collateral, and agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements (including control agreements) and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

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        (b)   Each Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Administrative Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent’s opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

(ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iv) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

(v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

        (c)   If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 9.

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        13.  Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Administrative Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Administrative Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

        14.  No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

        15.  Pledgor’s Obligations Absolute. Each Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Administrative Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Pledgor has knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

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(ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Credit Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of any Pledgor hereunder or the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor;

(iv) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Secured Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of any other Pledgor or any other Person directly or indirectly liable for any Secured Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of any other Person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, any Pledgor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full of the Secured Obligations, (y) the termination of the obligation of the Issuing Lender to issue Tranche 2 Letters of Credit under the Credit Agreement, and (z) the termination or expiration of all outstanding Tranche 2 Letters of Credit under the Credit Agreement (the events in clauses (x), (y) and (z) above, collectively, the “Termination Requirements”).

        16.  Enforcement. By its acceptance of the benefits of this Agreement, each Tranche 2 Lender agrees that this Agreement may be enforced only by the Administrative Agent, acting upon the instructions or with the consent of such of the Tranche 2 Lenders as may be required

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under the provisions of the Credit Agreement, and that no Tranche 2 Lender shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

        17.  Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement shall be effective unless in a writing signed by the Administrative Agent and such of the Tranche 2 Lenders as may be required under the provisions of the Credit Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

        18.  Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements, (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of such of the Tranche 2 Lenders as may be required under the Credit Agreement) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Credit Agreement or any other applicable Credit Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, the Collateral (or, in the case of any partial release of Collateral, such of the Collateral so being released). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any amendment or accession.

        19.  Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein. As used in this Agreement, “Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

        20.  Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Credit Agreement.

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        21.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        22.  Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

        23.  Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

        24.  Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

EVEREST RE GROUP, LTD.

By: _________________________________
Title: _________________________________

EVEREST REINSURANCE (BERMUDA), LTD.

By: _________________________________
Title: _________________________________

EVEREST INTERNATIONAL REINSURANCE, LTD.

By: _________________________________
Title: _________________________________

Accepted and agreed to:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Lender
By: _________________________________
Title: _________________________________

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EXHIBIT A

FORM OF CONTROL AGREEMENT

[attached hereto]

EXHIBIT B

FORM OF PLEDGE SUPPLEMENT

        THIS PLEDGE SUPPLEMENT, dated as of _______________, _____, is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 4(d) of the Pledge and Security Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Supplement may be attached to the Pledge and Security Agreement, dated as of December 8, 2004, made by the Pledgors named therein in favor of Wachovia Bank, National Association, as Administrative Agent (as amended, modified or supplemented from time to time, the “Pledge and Security Agreement,” capitalized terms defined therein being used herein as therein defined).

        The Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgor’s right, title and interest in and to the account listed on Annex A to this Pledge Supplement (the “New Account”), together with all securities, money, instruments and other assets now or at any time hereafter held or contained in or credited to the New Account (all as more completely described in clause (ii) of Section 1 of the Pledge and Security Agreement) and all Proceeds of the foregoing (the New Account, together with all such securities, money, instruments and other assets and the Proceeds thereof, collectively, the “New Collateral”). The Pledgor agrees that the New Account shall be deemed to be an “Account” within the meaning of the Pledge and Security Agreement, and that the New Account, together with all other New Collateral, shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Pledge and Security Agreement. This Pledge Supplement and its attachments are hereby incorporated into the Pledge and Security Agreement and made a part thereof.

[NAME OF PLEDGOR]
By: _________________________________
Title: _________________________________

EXHIBIT A

FORM OF
COLLATERAL ACCOUNT CONTROL AGREEMENT

THIS COLLATERAL ACCOUNT CONTROL AGREEMENT, dated as of December __, 2004 (this “Agreement”), is made among [Name of Borrower] (“Pledgor”), Wachovia Bank, National Association (“Administrative Agent”) and The Bank of New York (“Securities Intermediary”). Except as otherwise defined herein, all capitalized terms used herein and defined the Collateral Agreement (as defined below) shall be sued herein as therein defined.

        W I T N E S S E T H:

        WHEREAS, the Pledgor and the other Borrowers named therein, the Lenders named therein and the Administrative Agent have entered into a Credit Agreement, dated as of December 8, 2004 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers upon the terms and subject to the conditions set forth therein; and

        WHEREAS, in connection with and as a condition to the consummation of the transactions contemplated by the Credit Agreement, the Pledgor, the other Pledgors named therein and the Administrative Agent have entered into a Pledge and Security Agreement, dated as of December 8, 2004 (“Collateral Agreement”), pursuant to which the Pledgor has granted to the Administrative Agent, for the ratable benefit of the Lenders (including the Issuing Bank in its capacity as such) and the Administrative Agent (collectively, the “Secured Parties”), a security interest in the Account (as hereinafter defined) and the assets held therein from time to time and the other Collateral in order to secure the repayment of the Secured Obligations; and

        WHEREAS, Pledgor, the Administrative Agent and Securities Intermediary are entering into this Agreement to perfect the security interest of Administrative Agent in the Account and the assets held therein from time to time and the other Collateral; and

        WHEREAS, the Administrative Agent and Pledgor have requested Securities Intermediary to hold the Collateral and to perform certain other functions as more fully described herein; and

        WHEREAS, Securities Intermediary has agreed to act on behalf of the Administrative Agent and Pledgor in respect of Collateral delivered to Securities Intermediary by Pledgor for the benefit of the Secured Parties, subject to the terms hereof;

        NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words shall have the meanings set forth below:

        1.        “Account” shall mean [Account Name and Number] established and maintained pursuant to this Agreement in which Collateral shall be deposited by Pledgor and pledged to the Administrative Agent for the ratable benefit of the Secured Parties and any demand deposit account established and maintained in connection therewith.

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        2.        “Authorized Person” shall be any person, whether or not an officer or employee of the Administrative Agent or Pledgor, duly authorized by the Administrative Agent or Pledgor, respectively, to give Written Instructions on behalf of the Administrative Agent or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

        3.        “Collateral” shall mean the Account, any demand deposit account established and maintained in connection therewith and all other investment property and all proceeds thereof held in the Account.

        4.        “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.

        5.        “Notice of Exclusive Control” shall mean a written notice given by the Administrative Agent to Securities Intermediary that the Administrative Agent is exercising sole and exclusive control of the Collateral.

        6.        “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

        7.        “Written Instructions” shall mean written communications received by Securities Intermediary via S.W.I.F.T., tested telex, letter, facsimile transmission or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

        The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

ARTICLE II
APPOINTMENT AND STATUS OF SECURITIES INTERMEDIARY;
ACCOUNT

        1.       Appointment; Identification of Collateral. The Administrative Agent and Pledgor each hereby appoints Securities Intermediary to perform its duties as hereinafter set forth and authorizes Securities Intermediary to hold Collateral in the Account in registered form in its name or the name of its nominees. Securities Intermediary hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to the Administrative Agent for the ratable benefit of the Secured Parties. Pledgor hereby authorizes Securities Intermediary, and Securities Intermediary agrees, to comply with all Written Instructions, including entitlement orders, originated by the Administrative Agent with respect to the Collateral without further consent or direction from Pledgor or any other party.

        2.       Status of Securities Intermediary. The parties agree that Securities Intermediary is a securities intermediary, and intend that all securities and securities entitlements held in the Account shall be treated as financial assets.

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ARTICLE
III
COLLATERAL SERVICES

        1.       Use of Depositories. The Administrative Agent and Pledgor hereby authorize Securities Intermediary to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to the Administrative Agent for the ratable benefit of the Secured Parties a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.

        2.       Notice of Exclusive Control. Until Securities Intermediary receives a Notice of Exclusive Control from the Administrative Agent, Securities Intermediary is authorized to act upon any Written Instructions, including entitlement orders, from either the Administrative Agent or Pledgor. The Administrative Agent may, subject to terms of the Collateral Agreement, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Securities Intermediary a Notice of Exclusive Control. Upon receipt of a Notice of Exclusive Control, Securities Intermediary shall, without inquiry and in reliance upon such Notice, and shall cause its agents and subcustodians to, thereafter comply with Written Instructions (including entitlement orders) solely from the Administrative Agent with respect to the Account and the Collateral held therein.

        3.       Collateral Removal; Substitutions. Until Securities Intermediary receives a Notice of Exclusive Control from the Administrative Agent, Securities Intermediary is authorized to act upon any Written Instructions from Pledgor to transfer, redeem or invest Collateral from the Account or substitute other Collateral for any Collateral then held in the Account (“Substitute Collateral”). It shall be Pledgor’s sole responsibility to ensure that at all times the market value of Collateral in the Account (including Substitute Collateral) shall not be less than the amount Pledgor is required to maintain pursuant to the Credit Agreement.

        4.       Payment of Proceeds. Until Securities Intermediary receives a Notice of Exclusive Control, Securities Intermediary shall transfer to Pledgor (whether by credit to Pledgor’s custody account at Securities Intermediary or otherwise) all proceeds received by it with respect to the Collateral. After Securities Intermediary’s receipt of a Notice of Exclusive Control, Securities Intermediary shall credit to the Account all proceeds received by it with respect to the Collateral.

        5.       Advances by Securities Intermediary. Until Securities Intermediary receives a Notice of Exclusive Control, Securities Intermediary is authorized to act upon Pledgor’s Written Instructions to Securities Intermediary to settle transactions involving the Account. Pledgor shall ensure that the market value of the Collateral in the Account after settlement of any such transactions shall not be less than the amount Pledgor is required to maintain pursuant to the Credit Agreement. If any advance of funds is made by Securities Intermediary under the customary securities settlement practices to purchase, or to make payment on or against delivery of any investment property to be held in the Account, Securities Intermediary shall have a continuing security interest in and right of setoff against such investment property and the proceeds thereof, until such time the investment property is delivered, settled, or reversed or the Securities Intermediary is repaid the amount of such advance.

        6.       Statements. Within ten (10) Business Days after the end of each calendar month and within one (1) Business Day of such other times as the Pledgor or The Administrative Agent may reasonably request, Securities Intermediary shall supply to each of the Pledgor and to the Administrative Agent a separate written report listing the securities and any other financial assets held in the Account. Such

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report shall include the principal amount and/or number of shares of each security or financial asset, as appropriate, and the market value thereof. Securities Intermediary shall furnish Pledgor and the Administrative Agent with advices of transactions affecting the Account and monthly Account statements. Each of Pledgor and the Administrative Agent may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, each of Pledgor and the Administrative Agent acknowledges that such transmissions are not encrypted and therefore are insecure. Each of Pledgor and the Administrative Agent further acknowledges that there are other risks inherent in communicating through the Internet, such as the possibility of virus contamination and disruptions in service, and agrees that Securities Intermediary shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, the Administrative Agent, or any person claiming by or through Pledgor or the Administrative Agent as a result of the use of such methods.

        7.       Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Securities Intermediary shall use reasonable efforts to notify the Administrative Agent and Pledgor as promptly as practicable under the circumstances.

        8.       The Account. The Securities Intermediary hereby confirms and agrees that (i) the Account has been established in the name of the Pledgor as recited above which has been titled to reflect the security interest of the Administrative Agent for the ratable benefit of the Secured Parties therein and (ii) Pledgor is the sole owner of the Account. Except for the claims and interest of theAdministrative Agentand the Pledgor in the Account, the Securities Intermediary does not know of any other claim to or interest in the Account. Each party hereto agrees that (i) the Account constitutes a “securities account” within the meaning of Article 8 of the UCC, (ii)any demand deposit account established and maintained in connection with the Account constitutes a “deposit account” within the meaning of Article 9 of the UCC and (iii) all property, including cash, now or hereafter held, credited or carried by, in or to the credit of the Account shall be treated as financial assets. For purposes of perfecting the security interest of the Administrative Agent in any property (other than Security Entitlements of the Pledgor) at any time now or hereafter held in or credited to the Account, the Securities Intermediary hereby acknowledges that it holds and will hold such property as collateral for the benefit of the Administrative Agent, subject to the terms and conditions of this Agreement. The parties acknowledge that no “security entitlement” under the UCC shall exist with respect to any financial asset held in the Account which is registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor, except to the extent the foregoing have been indorsed to the Securities Intermediary or in blank. All property delivered to the Securities Intermediary and directed by the Pledgor in writing to be included in the Account pursuant to the terms of the Custodial Agreement shall be promptly credited to the Account.

        9.       The Securities. Securities Intermediary shall accept and retain the securities in the form in which received, except for those securities received in physical form which may be held in the name of Securities Intermediary’s nominee or agent or which may be converted to the Depository Trust Company or other book-entry system, subject in each case to withdrawal or other disposition pursuant to this Agreement. All securities delivered to Securities Intermediary shall be in good deliverable form as determined by Securities Intermediary with reference to applicable law and industry practices. The Pledgor certifies in case any financial asset credited to the Account shall be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor, Pledgor will indorse the same to the Securities Intermediary or in blank. The Securities Intermediary agrees that it shall promptly notify the Administrative Agent and the Pledgor in writing after becoming aware (using reasonable care) that any financial asset credited to the Account is registered or indorsed in contravention of this Section 9; provided, however, that the Securities Intermediary shall have no liability hereunder for the failure to

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deliver such notice except to the extent such failure results from its gross negligence or willful misconduct.

        10.       Priority of Lien. Securities Intermediary hereby acknowledges the security interest granted in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties by the Pledgor. Securities Intermediary hereby confirms that it will not advance any margin or other credit to the Pledgor or hypothecate any securities carried in the Account. Securities Intermediary hereby subordinates all liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any property carried in the Account or any free credit balance in the Account other than as set forth in Section 5. Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of the Administrative Agent and the Pledgor. Securities Intermediary represents that no such agreement with any third party is now in effect.

ARTICLE IV
GENERAL TERMS AND CONDITIONS

        1.       Standard of Care; Indemnification. (a) Securities Intermediary shall be responsible for the performance of only such duties as are set forth herein or contained in instructions given to the Securities Intermediary which are not contrary to the provisions of this Agreement. The Securities Intermediary will use reasonable care with respect to the safekeeping of property in the Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. Securities Intermediary’s responsibility hereunder is limited to any loss occasioned by the bad faith, gross negligence or willful misconduct of any director, officer, agent or employee of Securities Intermediary or by robbery, burglary or theft (while the securities and financial assets are in Securities Intermediary’s physical possession), to the extent of the market value of such Securities and Financial Assets at the date of the discovery of such loss if such securities or financial assets cannot be replaced by Securities Intermediary.

        (b)        Except for permitting a withdrawal or payment to, or advancing margin or other credit to, Pledgor in violation of the terms hereof, Securities Intermediary shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or any Secured Party, except those Losses arising out of the bad faith, negligence or willful misconduct of Securities Intermediary. Securities Intermediary shall have no liability whatsoever for the action or inaction of any Depository. In no event shall Securities Intermediary be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

        (c)        The Administrative Agent and Pledgor agree, jointly and severally, to indemnify Securities Intermediary and hold Securities Intermediary harmless from and against any and all Losses sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any action or inaction, or arising out of Securities Intermediary’s performance hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary in a successful defense of claims by Pledgor or the Administrative Agent; provided, that Pledgor and the Administrative Agent shall not indemnify and hold Securities Intermediary harmless for those Losses arising out of Securities Intermediary’s bad faith, negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and the Administrative Agent, their respective successors and assigns, notwithstanding the termination of this Agreement.

        2.       No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Securities Intermediary shall be under no obligation, other than the duty to exercise due care in accordance with reasonable commercial standards, to inquire into, and shall not be liable for, any Losses incurred by Pledgor, the Administrative Agent or any other person as a result of the receipt or acceptance

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of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

        3.       No Responsibility Concerning Collateral Agreement. Pledgor and the Administrative Agent hereby agree that, notwithstanding references to the Collateral Agreement in this Agreement, Securities Intermediary has no interest in, and no duty, responsibility or obligation with respect to, the Collateral Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor’s or the Administrative Agent’s compliance with the Collateral Agreement or to know the terms of the Collateral Agreement).

        4.       No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.

        5.       No Collection Obligations. Securities Intermediary shall be under no obligation to take action to collect any amount payable on Collateral in default, except with respect to payments actually made or if payment is refused after due demand and presentment.

        6.       Fees and Expenses. Pledgor agrees to pay to Securities Intermediary the fees as may be agreed upon from time to time. Pledgor shall reimburse Securities Intermediary for all reasonable out of pocket costs associated with transfers of Collateral to Securities Intermediary and records kept in connection with this Agreement. Pledgor shall also reimburse Securities Intermediary for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.

        7.       Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms. (a) Subject to the terms below, Securities Intermediary shall be entitled to rely upon any Written Instructions actually received by Securities Intermediary from an Authorized Person and reasonably believed by Securities Intermediary to be duly authorized and delivered; provided however, in no event shall Securities Intermediary be entitled to rely upon any Written Instructions received from Pledgor after the receipt by Securities Intermediary of a Notice of Exclusive Control from The Administrative Agent.

        (b)        If Securities Intermediary receives Written Instructions which appear on their face to be genuine and to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Administrative Agent and Pledgor each understands and agrees that Securities Intermediary cannot determine the identity of the actual sender of such Written Instructions and that Securities Intermediary shall conclusively presume that such Written Instructions have been sent by an Authorized Person. The Administrative Agent and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

        (c)        The Administrative Agent and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. The Administrative Agent and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

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        (d)        If the Administrative Agent or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Securities Intermediary, its use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I. If the Administrative Agent or Pledgor elects (with Securities Intermediary’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Securities Intermediary shall not be responsible or liable for the reliability or availability of any such service.

        8.       Inspection. Upon reasonable request and provided Securities Intermediary shall suffer no significant disruption of its normal activities, the Administrative Agent or Pledgor shall have access to Securities Intermediary’s books and records relating to the Account during Securities Intermediary’s normal business hours. Upon reasonable request, copies of any such books and records shall be provided to the Administrative Agent or Pledgor at its expense. Notwithstanding the foregoing, when the Securities Intermediary receives the Notice of Exclusive Control from the Administrative Agent, the Pledgor shall have no right to the Securities Intermediary’s books and records in connection with the Account.

        9.       Account Disclosure. Securities Intermediary is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect. Securities Intermediary shall give the Administrative Agent or Pledgor, as the case may be, prompt notice of any such disclosure including in its notice the legal basis for the required disclosure. Securities Intermediary shall reasonably cooperate in obtaining a protective order or other appropriate protection relating to the disclosure. Securities Intermediary shall disclose only that portion of Account information that it is legally required to disclose.

        10.       Force Majeure. Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions.

        11.       Pricing Services. Securities Intermediary may, as an accommodation, provide pricing or other information services to Pledgor and/or the Administrative Agent in connection with this Agreement. Securities Intermediary may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Securities Intermediary be liable for any loss, damage or expense suffered or incurred by Pledgor or the Administrative Agent as a result of errors or omissions with respect to any pricing or other information utilized by Securities Intermediary hereunder.

        12.       No Implied Duties. Securities Intermediary shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary in connection with this Agreement.

        13.       Pledgor Agreement. In the event of a conflict between this Agreement and any other agreement between the Securities Intermediary and the Pledgor, the terms of this Agreement will control.

ARTICLE V
MISCELLANEOUS

        1.        Termination. This Agreement shall terminate upon (a) Securities Intermediary’s receipt of Written Instructions from the Administrative Agent expressly stating that The Administrative Agent no

7

longer claims any security interest in the Collateral, (b) transfer of the Collateral to the Administrative Agent subsequent to Securities Intermediary’s receipt of a Notice of Exclusive Control, or (c) by any party upon not less than ninety (90) days prior written notice of termination to the other parties, provided that termination pursuant to (c) above shall not affect or terminate the Administrative Agent’s security interest in the Collateral. Upon termination pursuant to (c) above, Securities Intermediary shall follow such reasonable Written Instructions of the Administrative Agent and Pledgor concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

        2.       Certificates of Authorized Persons. The Administrative Agent and Pledgor agree to furnish to Securities Intermediary a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Securities Intermediary shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

        3.       Notices. Except as otherwise specifically provided for by this Agreement, all notices and other communications between parties shall be in writing and shall be either hand delivered or mailed by first class mail, postage prepaid, or sent by electronic facsimile or courier as follows:

         to Administrative          Wachovia Bank, National Association
         Agent:                     One Wachovia Center
                                    301 South College Street
                                    Charlotte, North Carolina 28288-0760
                                    Attention: Will Goley
                                    Telecopy No. (704) 383-7611

         to Pledgor:                [Information to follow]

         to Securities              The Bank of New York
         Intermediary:              101 Barclay Street, 8W
                                    New York, New York 10286
                                    Telecopy Number:  (212) 815-5875/77

        4.       Cumulative Rights; No Waiver. Each and every right granted to Securities Intermediary hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Securities Intermediary to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Securities Intermediary of any right preclude any other future exercise thereof or the exercise of any other right.

        5.       Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

        6.       Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The State of New York shall be deemed to be the location of the Securities Intermediary. The Administrative Agent, Pledgor and Securities

8

Intermediary hereby consent to the non-exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Securities Intermediary, the Administrative Agent or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Administrative Agent and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity. The Administrative Agent, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

        7.       No Third Party Beneficiaries. In performing hereunder, Securities Intermediary is acting solely on behalf of the Administrative Agent and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary and any other person.

        8.       Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

        9.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

9

        IN WITNESS WHEREOF, the Administrative Agent, Pledgor and Securities Intermediary have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

[Name of Pledgor]
By: _________________________________
Title: _________________________________

WACHOVIA BANK, NATIONAL ASSOCIATION,

By: _________________________________
Title: _________________________________

THE BANK OF NEW YORK

By: _________________________________
Title: _________________________________

10

APPENDIX I

THE BANK OF NEW YORK ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

TERMS AND CONDITIONS

1.     License; Use. (a) This Appendix I shall govern Pledgor’s use of the System and any computer software provided by Securities Intermediary to Pledgor in connection herewith (collectively, the “Software”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Pledgor’s use of the System, the terms of this Appendix I shall control.

(b)     Upon delivery to Pledgor of Software and/or System access codes, Securities Intermediary grants to Pledgor a personal, nontransferable and nonexclusive license to use the Software and the System solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with Securities Intermediary in connection with the Account(s). Pledgor shall use the Software and the System solely for its own internal and proper business purposes and not in the operation of a service bureau. Except as set forth herein, no license or right of any kind is granted to Pledgor with respect to the Software or the System. Pledgor acknowledges that Securities Intermediary and its suppliers retain and have title and exclusive proprietary rights to the Software and the System, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof. Pledgor further acknowledges that all or a part of the Software or the System may be copyrighted or trademarked (or a registration or claim made therefor) by Securities Intermediary or its suppliers. Pledgor shall not take any action with respect to the Software or the System inconsistent with the foregoing acknowledgments, nor shall Pledgor attempt to decompile, reverse engineer or modify the Software. Pledgor may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without Securities Intermediary’s prior written consent. Pledgor may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software. Pledgor shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon Securities Intermediary’s request.

(c)     If Pledgor subscribes to any database service provided by Securities Intermediary in connection with its use of the System, delivery of such database to Pledgor shall constitute the granting by Securities Intermediary to Pledgor of a non-exclusive, non-transferable license to use such database for so long as this Appendix I is in effect. It is understood and agreed that any database supplied by Securities Intermediary is derived from sources which Securities Intermediary believes to be reliable but Securities Intermediary does not, and cannot for the fees charged, guarantee or warrant that the data is correct, complete or current. All such databases are provided as an accommodation by Securities Intermediary to its customers and are compiled without any independent investigation by Securities Intermediary. However, Securities Intermediary will endeavor to update and revise each database on a periodic basis as Securities Intermediary, in its discretion, deems necessary and appropriate. Pledgor also agrees that Pledgor will promptly install all updates and revisions to each database which Securities Intermediary provides and that Securities Intermediary cannot bear any responsibility whatsoever for Pledgor’s failure to do so. SECURITIES INTERMEDIARY IS NOT RESPONSIBLE FOR ANY RESULTS OBTAINED BY PLEDGOR FROM USE OF DATABASE SERVICES PROVIDED BY SECURITIES INTERMEDIARY.

11

2.     Equipment. Pledgor shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Securities Intermediary shall not be responsible for the reliability or availability of any such equipment or services.

3.     Proprietary Information. The Software, any data base and any proprietary data, processes, information and documentation made available to Pledgor (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of Securities Intermediary or its suppliers. However, for the avoidance of doubt, reports generated by Pledgor containing information relating to the Account(s) are not deemed to be within the meaning of the term “Information”. Pledgor shall keep the Information confidential by using the same care and discretion that Pledgor uses with respect to its own confidential property and trade secrets, but not less than reasonable care. Upon termination of the Agreement or the licenses granted herein for any reason, Pledgor shall return to Securities Intermediary any and all copies of the Information which are in its possession or under its control. The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4.     Modifications. Securities Intermediary reserves the right to modify the Software from time to time and Pledgor shall install new releases of the Software as Securities Intermediary may direct. Pledgor agrees not to modify or attempt to modify the Software without Securities Intermediary’s prior written consent. Pledgor acknowledges that any modifications to the Software, whether by Pledgor or Securities Intermediary and whether with or without Securities Intermediary’s consent, shall become the property of Securities Intermediary.

5.     NO REPRESENTATIONS OR WARRANTIES. SECURITIES INTERMEDIARY AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, THE SYSTEM, ANY SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PLEDGOR ACKNOWLEDGES THAT THE SOFTWARE, THE SYSTEM, ANY SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.” TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SECURITIES INTERMEDIARY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH PLEDGOR MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF SECURITIES INTERMEDIARY OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL SECURITIES INTERMEDIARY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6.        Security; Reliance; Unauthorized Use. Securities Intermediary will establish security procedures to be followed in connection with the System. Pledgor understands and agrees that the security procedures are intended to determine whether instructions received by Securities Intermediary through the system~ are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions. Pledgor will cause all persons utilizing the Software and the System to treat all applicable user and authorization codes, passwords and authentication keys with the highest degree of care and confidentiality. Securities Intermediary is hereby

12

irrevocably authorized to comply with and rely upon on Written Instructions, whether or not authorized received by it through the System in accordance with the security procedures. Pledgor acknowledges that it is its sole responsibility to assure that only Authorized Persons use the System and that to the fullest extent permitted by applicable law Securities Intermediary shall not be responsible nor liable for any unauthorized~ use thereof or for any losses sustained by Pledgor arising from or in connection with the use of the System or Securities Intermediary’s reliance upon and compliance with Written Instructions received through the System.

7.     System Acknowledgements. Securities Intermediary shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment Securities Intermediary shall not be liable for any failure to act in accordance with such transmission and Pledgor may not claim that such transmission was received by Securities Intermediary.

8.     EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. PLEDGOR MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF SECURITIES INTERMEDIARY DELIVERED THE SOFTWARE TO CUSTQMER OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS. DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED. Pledgor hereby authorizes Securities Intermediary to report its name and address to government agencies to which Securities Intermediary is required to provide such information by law.

9.     Encryption. Pledgor acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Pledgor agrees that Securities Intermediary may deactivate any encryption features at any time, without notice or liability to Pledgor, for the purpose of maintaining, repairing or troubleshooting the System or the Software.

10.     On-Line Inquiry and Modification of Records. In connection with Pledgor’s use of the System, Securities Intermediary may, at Pledgor’s request, permit Pledgor to enter data directly into a Securities Intermediary database for the purpose of modifying certain information maintained by Securities Intermediary’s systems, including, but not limited to, change of address information. To the extent that Pledgor is granted such access, Pledgor agrees to indemnify and hold Securities Intermediary harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which Securities Intermediary may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to Securities Intermediary database records initiated by Pledgor.

13

EXHIBIT F

FORM OF
COLLATERAL VALUE REPORT

____________, 200_

Wachovia Bank, National Association,as
Administrative Agent
301 South College Street, 6th Floor NC0760
Charlotte, North Carolina 28288-0760
Attn: Laura Douglas / Will Goley

Ladies and Gentlemen:

        Reference is made to the Credit Agreement, dated as of December 8, 2004, among Everest Re Group, Ltd., a company organized under the laws of Bermuda (“Everest Group”), Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda (“Everest Bermuda”), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda (“Everest International”), and the other Subsidiary Borrowers named therein (collectively with Everest Group, Everest Bermuda and Everest International, the “Borrowers”), the Lenders defined therein and Wachovia Bank, National Association (“Wachovia”), as administrative agent for the Lenders (as amended or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        This Collateral Value Report is delivered pursuant to Section 6.11(b) of the Credit Agreement. The date of this Collateral Value Report is _____________, 200__ (the “Report Date”). Set forth on Attachment A is the computation of the Collateral Value of both the Borrower and the aggregate Collateral Value of the Borrowers and certain other information required by Section 6.11(b) of the Credit Agreement as of ______________, 200__ (the “Valuation Date”), calculated in accordance with the definition of “Collateral Value” contained in the Credit Agreement and the other provisions of the Credit Agreement (including Section 8.12 and Schedule 1.1(b) thereto).

        The undersigned hereby certifies that the information on Attachment A correctly sets forth the Collateral Value (in the aggregate and for each category of Collateral) of the Borrower and for all Borrowers and the Tranche 2 Letter of Credit Exposure (in the aggregate and with respect to Tranche 2 Letters of Credit issued for the account of the Borrower) as of the Valuation Date, that the aggregate Tranche 2 Letter of Credit Exposure does not exceed the aggregate Collateral Value as of the Valuation Date, that the Tranche 2 Letter of Credit Exposure with respect to Tranche 2 Letters of Credit issued for the account of the Borrower does not exceed the Collateral Value of the Borrower and that nothing has come to the attention of the undersigned to cause the undersigned to believe that the Administrative Agent, for the ratable benefit of the Tranche 2 Lenders, does not have a first priority perfected Lien (subject to permitted Liens in favor of Custodians) on and security interest in the Collateral set forth on Attachment A as of the Report Date.

                                                     [Name of Borrower]

                                                     By:      _______________________________

                                                     Name:    _______________________________

                                                     Title:   _______________________________

ATTACHMENT A

Collateral Value for all Borrowers

Type of Security	Amount/ Market Value	Eligible Percentage	Collateral Value
Cash Denominated in U.S. Dollars		100%
Prime bank certificates of deposit issued by U.S. banks rated Aa3/AA- or better		95%
U.S. Government Securities Maturity 2 years or less Maturity over 2 years		95% of Market 90% of Market
Investment-grade municipal bonds (Rating Aaa/AAA - Baa3/BBB-) Maturity 5 years or less Maturity over 5 years		85% of Market 80% of Market
Investment-grade corporate bonds (Rating Aa3/AA- or better, non-convertible, NYSE- traded) Maturity 2 years or less Maturity over 2 years		90% of Market 85% of Market
Investment-grade corporate bonds (Rating A1/A+ to Baa3/BBB-, non-convertible, NYSE- traded) Maturity 2 years or less Maturity over 2 years		85% of Market 80% of Market
Commercial paper (Rating A1-A2, P1-P2)		85% of Market
Total Aggregate Collateral Value			$

Aggregate Tranche 2 Letter of Credit Exposure

Beneficial	Date	Undrawn Amount	Unreimbursed Drawings
		$	$

Total Tranche 2 Letter of Credit Exposure		$	$

Ratio of aggregate Collateral Value to aggregate Tranche 2 Letter of Credit Exposure: ____________

Collateral Value for Borrower

Type of Security	Amount/ Market Value	Eligible Percentage	Collateral Value
Cash Denominated in U.S. Dollars		100%
Prime bank certificates of deposit issued by U.S. banks rated Aa3/AA- or better		95%
U.S. Government Securities Maturity 2 years or less Maturity over 2 years		95% of Market 90% of Market
Investment-grade municipal bonds (Rating Aaa/AAA - Baa3/BBB-) Maturity 5 years or less Maturity over 5 years		85% of Market 80% of Market
Investment-grade corporate bonds (Rating Aa3/AA- or better, non-convertible, NYSE-traded) Maturity 2 years or less Maturity over 2 years		90% of Market 85% of Market
Investment-grade corporate bonds (Rating A1/A+ to Baa3/BBB-, non-convertible, NYSE- traded) Maturity 2 years or less Maturity over 2 years		85% of Market 80% of Market
Commercial paper (Rating A1-A2, P1-P2)		85% of Market
Total Aggregate Collateral Value			$

Tranche 2 Letter of Credit Exposure of Borrower

Beneficial	Date	Undrawn Amount	Unreimbursed Drawings
		$	$

Total Tranche 2 Letter of Credit Exposure		$	$

Ratio of Collateral Value to Tranche 2 Letter of Credit Exposure of Borrower: ____________

EXHIBIT G

FORM OF JOINDER AGREEMENT

        THIS JOINDER AGREEMENT (this “Joinder Agreement”) is made this ____ day of ___________, 20__, by __________________, a _________________ (the “New Lender”). Reference is made to the Credit Agreement, dated as of December 8, 2004, among Everest Re Group, Ltd., a company organized under the laws of Bermuda (“Everest Group”), Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda (“Everest Bermuda”), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda (“Everest International”), and the other Subsidiary Borrowers named therein (collectively with Everest Group, Everest Bermuda and Everest International, the “Borrowers”), the Lenders defined therein and Wachovia Bank, National Association (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

        The New Lender hereby agrees as follows:

        1.       Joinder Agreement. Subject to the terms and conditions hereof and of the Credit Agreement, the New Lender hereby agrees to become a Lender under the Credit Agreement with an Additional Commitment of _______________ Dollars ($__________). After giving effect to this Joinder Agreement and the adjustments required under clause (ii) of Section 2.20(c) of the Credit Agreement, the New Lender’s Commitment and the aggregate outstanding principal amounts of the Loans owing to the New Lender and Letter of Credit Exposure assigned to the New Lender will be as set forth in Item 4 of Annex I attached hereto.

        2.       New Lender Representations. The New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements of Everest Group delivered to the Administrative Agent pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf under the Credit Documents, and to exercise such powers and to perform such duties, as are specifically delegated to or required of the Administrative Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender, and (vi) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto.1

        3.        Effective Date. Following the execution of this Joinder Agreement by the New Lender, an executed original hereof, together with all attachments hereto, shall be delivered to the Administrative Agent. The effective date of this Joinder Agreement (the “Effective Date”) shall be the date of execution hereof by the Borrowers, the Administrative Agent and the New Lender. As of the Effective Date, the Lender shall be a party to the Credit Agreement and, to the extent provided in this Joinder Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

        4.       Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

        5.       Entire Agreement. This Joinder Agreement, together with the Credit Agreement and the other Credit Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

        6.       Successors and Assigns. This Joinder Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

        7.       Counterparts. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

[signatures on following page]

1 If the New Lender is a Foreign Lender, add the following: "and (vii) has delivered the forms required by Section 2.17(d) of the Credit Agreement.

2

        IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed by their duly authorized officers as of the date first above written.

[insert name of New Lender]
By: _________________________________
Title: _________________________________

Accepted this ___ day of

————————,——:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By: _________________________________
Title: _________________________________

Consented and agreed to:

EVEREST RE GROUP, LTD.
By: _________________________________
Title: _________________________________

EVEREST REINSURANCE (BERMUDA), LTD.
By: _________________________________
Title: _________________________________

EVEREST INTERNATIONAL REINSURANCE, LTD.
By: _________________________________
Title: _________________________________

3

ANNEX I
1.	Borrowers:	Everest Re Group, Ltd. Everest Reinsurance (Bermuda), Ltd. Everest International Reinsurance, Ltd.

2.     Name and Date of Credit Agreement:

        Credit Agreement, dated as of December 8, 2004, among the Borrowers, certain Lenders from time to time parties thereto and Wachovia Bank, National Association, as Administrative Agent.

3.     Date of Joinder Agreement: ___________, _____

4.     Amounts (as of date of adjustment pursuant to clause (ii) of Section 2.20(c) of the Credit Agreement):

Facility [2]	Aggregate Amount of Commitment/Loans/ Letter of Credit Exposure for all Lenders under Facility	Amount of Commitment/Loans /Letter of Credit Exposure Assigned>	Percentage Assigned of Commitment/Loans/ Letter of Credit Exposure[3]
	$	$	%
	$	$	%
	$	$	%

5.     Addresses for Payments and Notices:

New Lender:	For Funding/Notices:
__________________________
__________________________
__________________________
__________________________
__________________________
Telecopy: (___) ________
Reference

For Payments:
__________________________
__________________________
__________________________
__________________________
__________________________
Telecopy: (___) ________
Reference:

6.     Effective Date: _______________, ______ (in accordance with Section 3).

2       Fill in the appropriate terminology for the types of facilities under the Credit Agreement under which         the New Lender is making its commitment (e.g. “Tranche 1 Commitment” and/or “Tranche 2 Commitment”.).

3      Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans/Letter of Credit Exposure of all Lenders thereunder.

EXHIBIT H

FORM OF
ASSUMPTION AGREEMENT

        THIS ASSUMPTION AGREEMENT, dated as of the _____ day of _____________, 20__ (this “Agreement”), is executed and delivered by ________________________, a ______________ corporation (the “Company”), Everest Re Group, Ltd., a company organized under the laws of Bermuda (“Everest Group”), and Wachovia Bank, National Association, in its capacity as administrative agent under the Credit Agreement referred to hereinbelow (in such capacity, the “Administrative Agent”), pursuant to Section 11.19 of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

        Reference is made to the Credit Agreement, dated as of December 14, 2004, among Everest Re Group, Everest Reinsurance (Bermuda), Ltd., a company organized under the laws of Bermuda (“Everest Bermuda”), Everest International Reinsurance, Ltd., a company organized under the laws of Bermuda (“Everest International”) and the other Subsidiary Borrowers named therein (collectively with Everest Group, Everest Bermuda and Everest International, the “Borrowers”), the Lenders defined therein and the Administrative Agent (as amended or otherwise modified from time to time, the “Credit Agreement”). Pursuant to Section 11.19 of the Credit Agreement, Everest Group may from time to time after the Closing Date designate one or more Persons as additional Borrowers, subject to, among other things, the execution and delivery by such designated Borrower of an Assumption Agreement. The Company is a Subsidiary of Everest Group and will obtain benefits as a result of the extension of credit under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Agreement. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agree as follows:

        1.        The Company hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement as a Borrower thereunder. In furtherance (and without limitation) of the foregoing, the Company hereby agrees to pay and perform all of the Obligations of the Company as a Borrower under the Credit Agreement and the other Credit Documents to which it is or hereafter becomes a party, all on the terms and subject to the conditions set forth in the Credit Agreement. The Company further agrees to execute and deliver all other documents and instruments and take all other actions required under or pursuant to the provisions of Section 11.19 of the Credit Agreement in connection with its joinder as a Borrower under the Credit Agreement.

        2.        Each of Everest Group and the Company hereby represents and warrants that each representation and warranty contained in Article V of the Credit Agreement (except those found at Section 5.10,clause (i) of Section 5.5,and clause (ii) of Section 5.13(c)) and in the other Credit Documents is true and correct in all material respects on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), as if such representations and warranties were set forth at length herein.

        3.        This Agreement shall be a Credit Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and each Lender and their respective successors and assigns. This Agreement and any attachments hereto are hereby incorporated into the Credit Agreement and made a part thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

[NAME OF COMPANY]

By: _________________________________
Title: _________________________________

EVEREST RE GROUP, LTD.

By: _________________________________
Title: _________________________________

Accepted and agreed to:

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent
By: _________________________________
Title: _________________________________